                                                                    EXHIBIT 10.2

                           MEMBER CONTROL AGREEMENT OF
                             METROPLEX - LAKES, LLC


         THIS MEMBER CONTROL AGREEMENT is made and entered into as of the 25th day of April, 2000 (the "Effective Date"), by and among GRAND CASINOS NEVADA I, INC., a Minnesota corporation ("GCN"); METROPLEX, LLC, a Nevada limited liability company ("Metroplex") (the "Members"); and METROPLEX - LAKES, LLC, a Minnesota limited liability company (the "Company").

                                  INTRODUCTION

         A. The Members have organized the Company as of the Effective Date pursuant to Minnesota Statutes, Chapter 322B (the "LLC Act"), by filing Articles of Organization described in Section 1.1 below and agreeing to make capital contributions pursuant to their Joint Contribution Agreement attached hereto as EXHIBIT A, which have been accepted by a unanimous action of the Company's Board of Governors dated as of the Effective Date.

         B. The Members constitute all of the initial members of the Company.

         C. Section 322B.37 of the LLC Act (as defined in Section 3.24) authorizes a member control agreement for a limited liability company.

         D. Each of the Members desires to enter into such an agreement, in the form of this Agreement, with respect to the Company.

         E. GCN is a wholly-owned subsidiary of Lakes Gaming, Inc., a Minnesota corporation ("Lakes"). Lakes is engaged in the management of gaming enterprises subject to the jurisdiction of various States and other authorities, which require that Lakes, GCN and others affiliated with them hold Gaming Licenses, as described in Section 5.5.

         NOW, THEREFORE, in consideration of the foregoing facts, the mutual promises of the Members and the mutual benefits to be gained by the performance of this Agreement, the Members hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE 1
                     FORMATION OF LIMITED LIABILITY COMPANY

         1.1 Formation. As of the Effective Date, the Members have formed the Company as a limited liability company under the provisions of the LLC Act. The Company's business shall be conducted to comply with the LLC Act.

         The Members hereby adopt and approve as filed in the office of the Secretary of State of the State of Minnesota on April 25, 2000, the Articles of Organization with respect to the Company (the "Articles"). A copy of the

Articles is attached hereto as EXHIBIT B and hereby made a part of this Agreement. The Company's Board shall promptly cause to be executed and so filed any amendments of such Articles that may be adopted by the Members or required by law.

         Except as otherwise provided in this Agreement, the Articles and the Company's Bylaws adopted by the Members, the rights and liabilities of the Members shall be as provided in the LLC Act. The purpose of the Company is set forth in Article 4.

         1.2 Term. The term of the Company shall begin on the Effective Date and shall continue until the Company is dissolved upon a Liquidation Event as provided in Article 15.

         1.3 Name. The name of the Company shall be "Metroplex - Lakes, LLC" or such other name as may be agreed upon in writing by the Appointing Members. The Company shall take such action as may be necessary or desirable to become qualified to do business in the State of Nevada, Clark County, under the assumed name "Metroplex." Metroplex hereby consents to the Company's use of the assumed name "Metroplex" to do business in the States of Minnesota and Nevada, and agrees to execute and deliver such documents as may be reasonably necessary or desirable to accomplish that purpose.

                                    ARTICLE 2
                     PLACE OF BUSINESS AND AGENT FOR PROCESS

         1.4 Place of Business. The principal executive office of the Company shall be located at 130 Cheshire Lane, Minnetonka, Minnesota 55305. The Board may from time to time change the location of the principal office of the Company and, in such event, the Chief Manager shall give notice to the Members within twenty (20) days of the effective date of such change. The Board may in its discretion establish additional places of business of the Company, one of which shall be in Las Vegas, Nevada.

         1.5 Agent for Process. The name and address of the agent for service of process on the Company shall be Chief Financial Manager, Metroplex - Lakes, LLC, located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.

                                    ARTICLE 3
                               GENERAL DEFINITIONS

         Wherever used in this Agreement, unless another meaning is explicitly indicated by the context, the following terms shall have the meanings set forth below:

         1.6 "Affiliate" means, with respect to a specific Person, any of the following other Persons: (a) any Person directly or indirectly controlling, controlled by, or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, unless such voting interests are publicly traded on a national securities exchange or NASDAQ; (c) any officer, director or general partner of such Person; or (d) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting interests (unless such voting interests are publicly traded on a national securities exchange or NASDAQ), of any Person described in clauses (a) through (c) of this sentence. For purposes of this definition, the terms "control," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or


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

otherwise. Notwithstanding the foregoing, Lyle Berman, a significant shareholder of Lakes, shall be deemed to be an Affiliate of Lakes and GCN; and Brett Torino, the sole owner of Metroplex shall be deemed to be an Affiliate of Metroplex, along with Torino Companies, Inc.

         1.7 "Agreement" or "Member Control Agreement" means this Member Control Agreement (including all of its Exhibits and Schedules, if any), as amended from time to time.

         1.8 "Articles" shall mean the Articles of Organization filed on behalf of the Company with the Minnesota Secretary of State on April 25, 2000, and are attached hereto as Exhibit B, as they may be amended from time to time by the Appointing Members, pursuant to the LLC Act and the Company's Bylaws.

         1.9 "Appointing Member" shall mean any Member that is entitled to appoint one or more Governors pursuant to Article 10, without an election by all of the voting Members; and includes each of its successors and assigns that becomes a Member hereunder with respect to all of the Interest held by the Appointing Member.

         1.10 "Board" means the Board of Governors of the Company, appointed by the Appointing Members pursuant to Article 10 and the Bylaws.

         1.11 "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy."

                (1) "Voluntary Bankruptcy" means, with respect to any Person, an admission in writing by such Person of his, her or its inability to pay such debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent or seeking for such Person any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or the debts of such Person under any law relating to bankruptcy, insolvency or reorganization for the benefit of debtors; or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of such Person's property; or corporate action taken by such Person to authorize any of the actions set forth above.

                (2) "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation; or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days; or, without the consent or acquiescence of such Person, the entering of any order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, which order shall not be dismissed within ninety (90) days.

         1.12 "Business Day" shall mean any day on which Federal government offices are open.

         1.13 "Bylaws" means the Bylaws of the Company, as unanimously adopted by the Members under the LLC Act and hereafter amended from time to time unanimously by the Members. The initial Bylaws are attached hereto as EXHIBIT C.


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

         1.14 "Cable Property" means the real estate interests subject to the Cable Options described in the Joint Contribution Agreement.

         1.15 "Capital Account" shall have the meaning set forth in Section 6.1(b).

         1.16 "Capital Contribution" shall have the meaning set forth in Section 6.1(c).

         1.17 "Code" means the Internal Revenue Code of 1986, as amended from time to time (and any corresponding provisions of succeeding law).

         1.18 "Company" means Metroplex - Lakes, LLC, the Minnesota limited liability company formed as of the Effective Date pursuant to this Agreement and the Articles.

         1.19 "Company Property" means the Joint Venture Property and the Cable Property (as and when each parcel thereof becomes owned by the Company), and all other real and personal property acquired and held from time to time by the Company and any improvements thereto; and shall include both tangible and intangible property.

         1.20 "Contribution Agreement" means the Joint Contribution Agreement; and any other agreement in writing, executed by the Company and a Person desiring to become a Member after the Effective Date, setting forth the terms of such Person's admission as a Member including, but not limited to, the agreed value of the contribution that shall be made by such Person to the capital of the Company and the Percentage Interest and Voting Interest to be issued by the Company to such Person.

         1.21 "Depreciation" shall have the meaning set forth in Section 6.1(d).

         1.22 "Development Budget" shall have the meaning set forth in Section 8(c) of the Joint Contribution Agreement. Each such Development Budget shall be established and approved by the Appointing Members in writing pursuant to
Section 8(c) of the Joint Contribution Agreement.

         1.23 "Development Committee" shall have the meaning set forth in
Section 10.4.

         1.24 "Development Costs" shall have the meaning set forth in Section 8(d) of the Joint Contribution Agreement. Except as otherwise specified herein, Development Costs include Internal Development Costs (as defined below).

         1.25 "Distribution" means any distribution to the Members of cash or other assets of the Company made from time to time pursuant to Article 8 or
Section 15.3.

         1.26 "Effective Date" means April 25, 2000, which is the effective date of this Agreement and the formation of the Company.

         1.27 "Financial Rights" means a Member's rights to (a) a Capital Account; (b) a Percentage Interest in Company Profits, Losses and Distributions;
(c) payments (if any) under the terms and conditions of Article 13 upon the Member's death or other withdrawal; and (d) the Member's limited right (if any) to Transfer such rights according to Article 12.

         1.28 "Fiscal Year" means (a) the period commencing on the Effective Date and ending on December 31, 2000, (b) any subsequent calendar year, or (c) any portion of either of the periods described in clauses (a) and (b) for which the Company is required or elects to close its books and allocate Profits, Losses and other Company items pursuant to Article 7.

         1.29 "Gaming Licenses" shall have the meaning set forth in Section 5.5.

         1.30 "GCN" shall mean Grand Casinos Nevada I, Inc., a Minnesota corporation that is one of the Appointing Members; or any successor to its Interest in the Company.

         1.31 "Governance Rights" means all of a Member's rights as a Member, other than the Member's Financial Rights, and includes the Member's Voting Interest and any rights as an Appointing Member.

         1.32 "Governing Authority" shall have the meaning set forth in Section 9.1.

         1.33 "Governor" shall mean any individual elected under Section 10.1 to serve on the Board. The first Governors are the three (3) individuals named in
Section 10.2.

         1.34 "Interest" shall have the same meaning as Membership Interest (defined below).

         1.35 "Internal Development Costs" shall have the meaning set forth in
Section 8(d)(ii) of the Joint Contribution Agreement. To the extent specified herein, Internal Development Costs are treated differently from other Development Costs.

         1.36 "Joint Contribution Agreement" means the initial written agreement of the first Members, dated as of the Effective Date, which is attached hereto as EXHIBIT A and hereby made a part of this Agreement.

         1.37 "Joint Venture Property" means the real estate interests subject to the Company's Option described in the Joint Contribution Agreement.

         1.38 "LLC Act" means the Minnesota Limited Liability Company Act, as set forth in Minnesota Statutes, Chapter 322B, as amended from time to time (or any corresponding provisions of succeeding law).

         1.39 "Lakes" means Lakes Gaming, Inc., the Minnesota corporation that currently owns all of the capital stock of GCN.

         1.40 "Liquidating Event" shall have the meaning set forth in Section 15.1.

         1.41 "Loss" and "Losses" shall have the meaning set forth in Section
7.1.

         1.42 "Managers" means (a) the Chief Manager and the Treasurer elected by the Board; (b) each other individual who shall hereafter be elected, appointed, or otherwise designated as a Manager by the Board, with the written consent of the Appointing Members, pursuant to Section 9.1 and the Bylaws; and
(c) any other person considered elected as a manager pursuant to the LLC Act.

         1.43 "Member" or "Members" shall have the meaning set forth in Section 5.1.


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

         1.44 "Membership Interest" or "Interest" means the Percentage Interest and the Voting Interest of a Member in the Company and the appurtenant rights, powers and privileges, including both the Financial Rights and Governance Rights of such Member with respect to the Company.

         1.45 "Metroplex" shall mean Metroplex, LLC, a limited liability company organized under the laws of the State of Nevada; or any successor to its Interest in the Company.

         1.46 "Net Cash From Operations" means the gross cash proceeds from Company operations other than sales of real estate, less the portion thereof used to pay or establish fair and reasonable reserves for all Company expenses, lease rentals or debt payments (excluding any debt service or lease payments due more than one year in the future), capital improvements, replacements and contingencies, all as determined in good faith by the Board. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously established pursuant to the preceding sentence.

         1.47 "Net Cash From Sales or Re-financing" means the net cash proceeds from (a) all sales and other dispositions of Company Property, other than (i) a sale of all or substantially all of the Company Property or (ii) sales and other dispositions of tangible personal property in the ordinary course of business; and (b) all re-financing of Company Property; less any portion of either used to establish fair and reasonable reserves for the purposes described in the definition of Net Cash From Operations, all as determined in good faith by the Board.

         1.48 "Percentage Interest" means the percentage interest of a Member in the Company and shall be the percentage set forth as its Percentage Interest in
Section 6.2, subject to adjustment in accordance with Section 6.3.

         1.49 "Person" means any individual, partnership, limited liability company, corporation, trust or other entity.

         1.50 "Profits" shall have the meaning set forth in Section 7.1.

         1.51 "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         1.52 "Required Records" are the financial records and other records (including this Agreement) required to be kept at the principal executive office of the Company under Section 322B.373 of the LLC Act.

         1.53 "Transfer" means, as a noun, any voluntary or involuntary transfer (by operation of law, Bankruptcy, court order or otherwise), sale, exchange, assignment, pledge or other encumbrance, foreclosure of a security interest upon, or other disposition of an item; or, as a verb, to voluntarily or involuntarily cause a Transfer of an item. "Transferred" means, as an adjective, that an item has been the subject of a Transfer.

         1.54 "Voting Interest" means a Member's relative voting power as a Member and shall be the percentage set forth as such Member's Voting Interest set forth in Section 6.2, as amended from time to time pursuant hereto.

                                    ARTICLE 4
                                    PURPOSES

         The Company has been formed (a) to develop, acquire, finance, refinance, contract for construction of improvements, build upon, lease, manage and sell one or more parcels of the Joint Venture Property and the Cable Property and any related personal property (including without limitation), in fee or by lease, or any rights therein as may be necessary or appropriate for such purposes, to the extent that each of the Appointing Members first approve in writing the acquisition of each such parcel, the development plan and any related agreements to lease or sell such parcel as in the best interests of the Company; (b) to exercise any rights therein as may be necessary or appropriate for such purposes; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company Property to secure such borrowings;
(c) to sell or otherwise dispose of the Company's rights or ownership interests in such Company Property; and (d) to undertake and carry on all activities necessary or advisable in connection with such purposes.

         The approval of the Appointing Members with respect to any real estate acquisition, development plan and related agreement described in clause (a) of the preceding paragraph shall not be unreasonably withheld or delayed if the development plan satisfies each of the criteria set forth in Section 2(b) of the Joint Contribution Agreement.

         The Company may not engage in any other business incompatible with such purposes without the consent of the Appointing Members.

                                    ARTICLE 5
                    MEMBERS, NEW MEMBERS AND GAMING LICENSES

         1.55 Members. The full names and addresses of the Members are set forth below:

                  (1)      Grand Casinos Nevada I, Inc.
                           130 Cheshire Lane
                           Minnetonka, MN 55305

                  (2)      Metroplex, LLC
                           5710 East Tropicana
                           Las Vegas, NV 89122

         For all purposes of this Agreement, the terms "Member" or "Members" means the Persons initially signing this Agreement as Members of the Company under the LLC Act, in their capacity as Members, and each other Person who shall hereafter be admitted to the Company as a Member, or is otherwise properly reflected in the Required Records of the Company as the owner of any Governance Rights of a Membership Interest of the Company.

         1.56 Terms of Membership Interests. The Original Capital Contribution (as defined in Section 6.1) and the Percentage Interest and Voting Interest included in the original Membership Interest of each of the Members are reflected below and are ordinary membership interests of one class, without series, and shall have the rights provided by the LLC Act, subject to any statements and limitations in the Articles or this Agreement of the specific rights or terms of such Membership Interests:



----------------------------------------------------------------------------------------------------------------

        Member                Original Capital                        Percentage                    Voting
                               Contribution                           Interests                   Interests
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------
Metroplex                  $10,000 (in cash)                                 50%*                    49%**
----------------------------------------------------------------------------------------------------------------

GCN                        $10,000 (the value of the Company's               50%*                    51%**
                           Option and the Cable Options, as
                           described in the Joint Contribution
                           Agreement)
----------------------------------------------------------------------------------------------------------------

         Total             $20,000                                           100%                     100%
----------------------------------------------------------------------------------------------------------------

*        Subject to certain variations set forth in Sections 7.2 and 7.3.

**       Members shall be entitled to vote on all matters in proportion to their
Voting Interests, except as may be provided otherwise in Article 10, elsewhere in this Agreement or pursuant to the following paragraph. A Member's right to vote is a Governance Right.

         With the written consent of the Appointing Members, the Board may enter into Contribution Agreements with prospective Members providing for one or more classes of Interests having either Governance Rights that are limited (as compared with the original Interests) or Financial Rights that are limited or preferred (as compared with the original Interests), or any combination of such rights. If any such new class of Interests is issued, this Agreement shall be amended to state the rights of such Interests.

         1.57 Additional Members. Additional Members may be admitted to the Company by the Board only upon such terms and conditions as may be established by written approval of the Appointing Members, effective as of any prospective date established by such consent or, if none is stated, by the Board. Except as otherwise expressly provided herein, the Company may not issue additional Interests, Financial Rights or Governance Rights, to existing Members or otherwise, without the prior written consent of Members holding at least two-thirds of the Voting Interests. Upon such consent and issuance of additional Membership Interests, Section 5.2 shall be appropriately amended. Nothing in this Section 5.3 shall be construed to limit the effect of Articles 12 and 13 with respect to the Transfer of Membership Interests by Members.

         Each additional Member admitted to the Company shall execute this Agreement and, if making a Capital Contribution, shall execute and perform a Contribution Agreement delivered to and accepted on behalf of the Company by the Managers pursuant to the terms and conditions approved by the required number of Members as required by the preceding paragraph.

         Any Person who is admitted to the Company as a Member shall be subject to and bound by all the provisions of this Agreement (as a party to this Agreement), including specifically the requirements of Article 6 relating to Capital Contributions.

         The Board may authorize the Managers to enter into contribution allowance agreements with current Members or prospective Members pursuant to section 322B.43 of the LLC Act, providing for the right, but not the obligation, to make a specified Capital Contribution in the future and thereby purchase a specified Interest, upon such terms and conditions as may be established by the Board, but only with the written approval of the Appointing Members.

         1.58 Agreement Not to Resign. During initial two (2) years of the Company's existence, each Appointing Member agrees not to withdraw or otherwise voluntarily resign from membership in the Company for any reason whatsoever without the consent of each remaining Appointing Member, if the Company then owns any of the Company Property purchased by exercising the Company's options to acquire any of the Joint Venture Property or the Cable Property.

         If an Appointing Member nevertheless withdraws or otherwise voluntarily resigns from membership in the Company in violation of the preceding paragraph, without the consent of each remaining Appointing Member, the Appointing Member who resigns shall be liable to the Company for any damages resulting from that action. Such damages shall include without limitation the expenses (including reasonable attorneys' fees) of (a) admitting a new Member, if desired by the remaining Appointing Member; and (b) if applicable, purchasing the terminating Member's Membership Interest under Article 13 (excluding the purchase price and any interest payable thereunder).

         5.5 Gaming Licenses and Effect of Adverse Finding. Each Member (other than GCN, Lakes or any of their Affiliates) acknowledges that the primary business of Lakes and certain of its subsidiaries and other Affiliates is the operation and management of gaming facilities; and that Lakes and certain of its subsidiaries and other Affiliates must obtain and maintain in effect various approvals, findings of suitability, licenses, permits and registrations (collectively "Gaming Licenses") from various gaming authorities. The provisions of this Section 5.5, as they apply to each current Member other than GCN, Lakes or any of their Affiliates (a "Non-Lakes Member"), shall also apply in the same manner to any other additional or substituted Member that becomes a Non-Lakes Member.

         If (a) any Non-Lakes Member or any of its Affiliates, or any other Person who directly or indirectly owns or has any interest in a Non-Lakes Member or is otherwise affiliated with a Non-Lakes Member, is found by any gaming authority with competent jurisdiction to be unsuitable or unqualified to be associated with Lakes or any subsidiary or other Affiliate of Lakes; or (b) the Board of Directors of Lakes determines in good faith that the continued association of Lakes with the Non-Lakes Member may reasonably be expected to result in (i) the disapproval, adverse modification or non-renewal of any contract or agreement under which Lakes or any subsidiary or other Affiliate of Lakes has sole or shared authority to manage any gaming facility; or (ii) the loss or non-reinstatement of any Gaming License, then Lakes shall give the Non-Lakes Member written notice of such finding or determination. Such notice shall describe the situation or relationship that is the basis for such finding or determination.

         Such Non-Lakes Member shall, promptly after its receipt of the written notice from Lakes specifying such finding or determination, take all actions required to terminate or discontinue or otherwise cure, to the satisfaction of the Board of Directors of Lakes and any gaming authority having jurisdiction over Lakes or any subsidiary or other Affiliate of Lakes, the situation or relationship described in the notice given by Lakes. If, within thirty (30) days after such Non-Lakes Member's receipt of the notice given by Lakes (or such shorter period of time as may be required or requested by any gaming authority), such Non-Lakes Member fails or is unable to take such actions to the satisfaction of the Board of Directors of Lakes and any gaming authority having jurisdiction, such Non-Lakes Member may at any time within such period give Lakes, GCN and the Company written notice of such failure or inability or, if such Non-Lakes Member has not already given such notice, GCN or Lakes may at the end of such period give a notice of such failure or inability to such Non-Lakes Member and the Company. In the event any notice of such failure or inability is given (whether or not on a timely basis), then:

                (1) if the Company has not yet acquired any of the Joint Venture Property or any of the Cable Property, the Company shall then have the right and option to purchase such Non-Lakes Member's entire Interest in the Company pursuant to the applicable provisions of Article 13, except that the purchase price shall be equal to the remaining balance of the Capital Account of such Non-Lakes Member, less the cumulative sum of any Internal Development Costs that have been allocated thereto; and, if the Company does not exercise such option, first GCN and then Lakes shall each have such a right and option; or

                (2) if the Company has acquired any of the Joint Venture Property or any of the Cable Property, the Company shall then have the right and option to purchase such Non-Lakes Member's entire Interest in the Company pursuant to the applicable provisions of Article 13 and, if the Company does not exercise such option, first GCN and then Lakes shall each have such a right and option.

                                    ARTICLE 6
                                MEMBERS' CAPITAL

         1.59     Definitions Relating to Capital.

                  (1) "Additional Capital Contributions" means, with respect to each Member, the Capital Contributions made by such Member pursuant to Section 6.3, reduced by the amount of any liabilities of such Member assumed by the Company in connection with such Capital Contribution or which are secured by any property contributed by such Member as a part of such Capital Contribution.

                  (2) "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                             (1) To each Member's Capital Account there shall be
                  credited such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to
                  Section 7.5 or Section 7.6, and the amount of any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member.

                             (2) To each Member's Capital Account there shall be
                  debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of deductions or expenses that are specially allocated pursuant to Section 7.5 or Section 7.6, and the amount of any liabilities of such Member that are assumed by the Company or secured by any property contributed by such Member to the Company.

                             (3) In the event all or any portion of an Interest
                  is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

                             (4) In determining the amount of any liability for
                  purposes of Sections 6.1(a), 6.1(b)(i), 6.1(b)(ii), and 6.1(f), there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Appointing Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property, or are assumed by the Company or any Member), are computed in order to comply with such Regulations, they may make such modification; provided, however, that it is not likely to have a material effect on the amounts allocable to any Member pursuant to Article 7, or distributable to any Member pursuant to Article 7 or Article 15. The Board shall
(i) make any adjustments that are necessary or appropriate to maintain equality between the sum of the Capital Account balances of the Members and the total amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Company of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b), to the extent those modifications do not cause any material adverse effect on the Financial Rights of any Member.

         (3) "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Interest held by such Member, and includes an Original Capital Contribution under Section 6.1(f) and any Additional Capital Contribution under Section 6.1(a). The principal amount of a promissory note that is not readily traded on an established securities market and is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

         (4) "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

         (5) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                 (1) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Board;

                 (2) The Gross Asset Values of all items of Company Property shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of one of the following times: (A) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the Distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an Interest; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members in the Company;

                     (3) The Gross Asset Value of any item of Company Property
                 (other than cash) distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of Distribution as determined by the distributee and the Board; and

                     (4) The Gross Asset Values of Company Property shall be
                 increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Sections 7.1(f) and 7.5(a); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph
                 (iv) to the extent the Board determines that an adjustment pursuant to 6.1(e)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph.

                     If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 6.1(e)(i), Section 6.1(e)(ii), or this Section 6.1(e)(iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                 (6) "Original Capital Contribution" means, with respect to each Member, the Capital Contribution made by such Member pursuant to
         Section 6.2, reduced by the amount of any liabilities of such Member that are (i) assumed by the Company in connection with such Capital Contribution or (ii) secured by any property contributed by such Member to the Company as a part of such Capital Contribution.

         1.60 Initial Capital and Interests of Members. The initial capital of the Company shall be contributed by the Members and accepted by the Board at the respective values set forth in Section 5.2. As of the Effective Date, each Member shall contribute to the capital of the Company the amount specified following its name in Section 5.2 as its Original Capital Contribution, and shall be credited with the Interest set forth therein, including without limitation the Percentage Interest and Voting Interest specified therein.

         1.61 Additional Capital Contributions. The Appointing Members shall make the following payments, which shall be treated as Additional Capital Contributions to the limited extent provided below:

                 (1)     Carrying Costs of Joint Venture Property.

                  (1) Payment of Carrying Costs by GCN. During the development of the Joint Venture Property, GCN shall pay all of the ownership and other carrying costs with respect to each parcel of the Joint Venture Property, as such costs are described in Section 8(a) of the Joint Contribution Agreement ("Carrying Costs"), until GCN's rights in such parcel are purchased by the Company; such Carrying Costs shall not be treated as Additional Capital Contributions or loans to the Company; and GCN shall not be entitled to be reimbursed for such Carrying Costs by the Company or Metroplex, because such Carrying Costs have been taken into account on an estimated basis in establishing the Aggregate Purchase Price for the Joint Venture Property under the Company's Option described in the Joint Contribution Agreement. Nevertheless, GCN shall report to the Company in writing the amount and a description of all of such Carrying Costs paid after the Effective Date, for purposes of paragraph (iii) of this Section 6.3(a).

                  (2) Remedies Upon GCN Default. If GCN does not timely pay any Carrying Costs it is required to pay under the preceding paragraph, that failure would materially and adversely affect the right of the Company to purchase any parcel of the Joint Venture Property, and GCN does not pay such Carrying Costs within ten (10) Business Days after receiving written notice of such delinquency from the Company or Metroplex (a "Carrying Cost Default"), then the Company shall use its best efforts to obtain debt financing for such unpaid amount of Carrying Costs. In the event any such financing is obtained, fifty percent (50%) of the sum of all interest and other costs of such financing shall, unless and until paid by GCN, be treated as if it were a Carrying Cost Loan described in the following paragraph, for purposes of subsection (iii) of this Section 6.3(a). No payment by GCN of any amount treated as a Carrying Cost Loan under the preceding sentence shall be treated as a Capital Contribution hereunder.

                  If a Carrying Cost Default occurs and such financing is not obtained, Metroplex shall have the right and option to either (A) exercise its right to terminate the Joint Contribution Agreement and dissolve the Company pursuant to Section 9 of the Joint Contribution Agreement, or (B) advance the unpaid Carrying Costs as a secured loan to the Company that would be guaranteed in writing by GCN, upon GCN's receipt of a written notice of such loan, and repaid with interest at the rate set forth in Section 13.8(c) (a "Carrying Cost Loan"), on the following terms, whether or not Metroplex makes a further election to shift Percentage Interests under the next paragraph. If any Carrying Cost Loan has not been paid to the Company by GCN (on account of such guarantee) for repayment to Metroplex before the Company's next purchase of Joint Venture Property from GCN, the Company shall repay each outstanding Carrying Cost Loan (with interest) from the proceeds of the financing obtained to pay the purchase price to GCN with respect to such property, and the purchase price otherwise due GCN from the Company shall be reduced by the balance due on each such Carrying Cost Loan. No payment of a Carrying Cost Loan by GCN, whether made in cash or indirectly as a purchase price reduction, shall be treated as a Capital Contribution hereunder.

                  (3) Election to Shift Percentage Interest from GCN to Metroplex. If one or more Carrying Cost Loans remain unpaid by GCN on the last day of any Fiscal Year (a "Determination Date"),

         Metroplex may elect in writing to treat the unpaid balance of all such Carrying Cost Loans as an Additional Capital Contribution (excluding any amounts so treated on any prior Determination Date), which shall have the following effect on the Percentage Interests of GCN and Metroplex for each following Fiscal Year until such Percentage Interests are again adjusted pursuant to this paragraph or otherwise. In any such event, the Percentage Interest of GCN shall be adjusted by multiplying its original Percentage Interest (50%) by the number one
         (1), less a fraction determined as of that Determination Date, of which the numerator shall be the cumulative total of the unpaid balances of all Carrying Cost Loans treated as Additional Capital Contributions under this paragraph; and the denominator shall be the cumulative sum of (A) all Capital Contributions and Carrying Costs paid by GCN on and after the Effective Date, and (B) the unpaid balances of all Carrying Cost Loans treated as Additional Capital Contributions under this paragraph. To the extent that GCN pays the amount of any such Carrying Cost Loan either in cash to the Company, or indirectly as a purchase price reduction under the preceding paragraph, that payment amount shall be removed from the numerator and denominator of such fraction as of the next Determination Date, and such amount shall be distributed to Metroplex from its Capital Account. Any such payment by GCN shall not be treated as a Capital Contribution by GCN, but rather as the performance of its obligation to pay Carrying Costs.

         (2) Maintenance of Cable Property Options. During any period of time in which the Company holds one or more purchase options to acquire the Cable Property, each of the Appointing Members shall pay or advance to the Company a portion of Company's periodic carrying costs for retaining such options, as and when such costs are incurred, which portion shall be equal to the Appointing Member's Percentage Interest; provided, however, that Metroplex shall not be required by pay its share of such costs while its obligation to do so is suspended pursuant to Section 2(b)(iv) of the Contribution Agreement. All of such costs paid or advanced to the Company by each Appointing Member shall be promptly reported to the Company and, upon review and approval by the Board, accounted for by the Company as Additional Capital Contributions by such Appointing Member, which shall not affect the Percentage Interest or Voting Interest of any Members in the Company, if such additional contributions are made by the Appointing Members in proportion to their Percentage Interests.

         If either of the Appointing Members does not timely contribute its required share of the monthly cost to maintain the purchase options to acquire the Cable Property, and the delinquent Member does not pay such costs within ten
(10) Business Days after receiving written notice of such delinquency from the Company or the other Appointing Member, the other Appointing Member shall have the right to either terminate the Joint Contribution Agreement and dissolve the Company pursuant to Section 9 of the Joint Contribution Agreement or purchase such purchase options from the Company for a price equal to the amount of the delinquent payment amount, which shall be payable to the grantor of such options.

         (3) Development Costs. Metroplex shall pay or advance to the Company all of the Development Costs incurred for developing each parcel of the Joint Venture Property and the Cable Property, to the extent provided in Section 8(c) of the Joint Contribution Agreement, until such parcel is subject to a binding commitment to be sold or leased (to a primary tenant) by the Company (a "Commitment").

                  All Development Costs paid or advanced to the Company by Metroplex with respect to a parcel before it is subject to a Commitment shall be promptly reported to the Company and, if such Development Costs (when added to previously reported and approved Development Costs) are within the total amount of expenditures contemplated for the relevant line item category of expenditures in the relevant Development Budget, or are otherwise approved in writing by GCN, they shall be accounted for by the Company as Additional Capital Contributions by Metroplex; provided, however, that no such contributions shall affect the Percentage Interest or Voting Interest of Metroplex in the Company. In all such reports and requests for approval, Internal Development Costs shall be identified by Metroplex as separate line item components of its Development Costs. Notwithstanding any contrary provision of this Agreement or the Joint Contribution Agreement, Metroplex shall not be required to incur any Development Costs that either (i) are not included in such a Development Budget; or (ii) would generally be incurred, under commonly accepted practices for similar developments in Clark County, Nevada, with respect to a parcel after it is subject to a Commitment.

         Each Member may contribute from time to time as an Additional Capital Contribution such additional money or other property as the Appointing Members may agree in writing; provided, however, that any Additional Capital Contribution of property (other than money) made pursuant to this paragraph shall be subject to the terms and provisions of a Contribution Agreement approved by the Board and the Appointing Members and executed by the contributing Member and a Manager prior to delivery of such property.

         Except as otherwise provided in the paragraphs (a), (b) and (c) of this
Section 6.3, if Additional Capital Contributions are not made equally by all Members, the Percentage Interests and Capital Accounts of each Member shall be equitably adjusted to account for any non-pro-rata Additional Capital Contributions on terms that shall be set forth in a Contribution Agreement approved by the Board and Members holding at least two-thirds of the Voting Interests (including at least any Member whose Interest would be adversely affected), and signed as provided in the preceding paragraph, which agreement shall serve as an amendment to Section 5.2. Any such agreement may also equitably adjust the Members' Voting Interests.

         Additional Membership Interests may be granted only as permitted by
Section 5.3. If an additional Membership Interest is granted, Section 5.2 shall be appropriately amended.

         1.62     Other Capital Matters.

                  (1) Except as otherwise provided in this Agreement, no Member shall demand or receive a return of the Member's Capital Contributions or withdraw them from the Company without the consent of the Appointing Members. Under circumstances allowing or requiring a return of any Capital Contributions, no Member shall have the right to receive Company Property other than cash except as may be specifically provided herein.

                  (2) No Member shall receive any interest, salary or draw with respect to the Member's Capital Contributions or the Member's Capital Account.

                  (3) The Members shall not be liable for the debts, liabilities, contracts or any other obligations of the Company. Except as otherwise expressly provided by any other agreements among the Members or mandatory provisions of applicable state law, a Member shall not be liable to make any Capital Contributions other than the Member's Original Capital Contribution and any Additional Capital Contributions required by
         Section 6.5. No Member shall be required to lend any funds to the Company.

         1.63 Other Contribution Defaults by Member. In the event that a Member fails to make any payment, or any installment thereof, of any Capital Contribution or other obligation expressly required hereunder or under the Joint Contribution Agreement (or any other Contribution Agreement), and the delinquent Member does not satisfy such obligation within ten (10) Business Days after receiving written notice of such delinquency from the Company or any other Member, the Board or any non-breaching Member may enforce such obligation in such manner as may be permitted by Section 9 of the Joint Contribution Agreement or applicable law, subject to a Member's election of other remedies specified in
Section 6.3, elsewhere in this Agreement and/or in the Contribution Agreement. Without limiting the generality of the foregoing, the Board or the non-breaching Member may, in its discretion:

                  (1) bring an action at law or in equity to enforce such obligation;

                  (2) assess interest on the unpaid amount at the highest rate of interest then being charged to the Company by any lender; and

                  (3) if the unpaid obligation is a Capital Contribution required by this Agreement, neither of the remedies specified in paragraph (a) or paragraph (b) of Section 6.3 has been elected, and the non-breaching Appointing Member does not elect to terminate the Joint Contribution Agreement pursuant to Section 9 thereof, the Board or the non-breaching Member, as applicable, may require the defaulting Member to unconditionally and irrevocably assign to one or more of the remaining Members (determined in accordance with the next following sentence) that portion of its Interest which bears the same ratio to all of such defaulting Member's Interest as the remaining amount of unpaid contributions then due from such defaulting Member bears to the sum of such remaining amount and the total amount of Capital Contributions made by such defaulting Member; provided, however, that such default shall not theretofore have been cured.

         If the Board requires assignment of all or a portion of a defaulting Member's Interest pursuant to clause (c) above, each remaining Member shall have the right to acquire such Interest, determined as provided in clause (c), in the proportion that its Interest bears to the aggregate Interests of the remaining Members who desire to participate in such purchase, by paying the Company a cash amount equal to such proportion of the unpaid Capital Contributions, at a price set pursuant to Section 13.8.

         1.64 Transferee Succeeds to Transferor's Capital Account. If any Member Transfers all or a part of its Financial Rights in the Company, whether or not such Transfer is permitted under Article 12, any transferee from the Member shall succeed to the Capital Account (including any remaining Capital Contributions) of the transferor Member to the extent of the Interest Transferred, in accordance with Regulations Section 1.704-1(b)(2)(iv)(1).

         1.65 Loans to Company. Unless authorized in writing by the Appointing Members, no Member or any of its Affiliates may lend money to the Company; provided, however, that any loan made by Metroplex to the Company pursuant to Section 6.3 shall not require the consent of the Appointing Members or the Board. No such loan, whether or not permitted hereunder, may be treated as a Capital Contribution for any purpose or entitle such Member to any increase in the

Member's share of the Profits, Losses, deductions, credits or Distributions of the Company. The Company shall be obligated to such Member for the amount of any such loan permitted hereunder, with interest thereon at such rate as may have been agreed upon by the Appointing Members, or otherwise expressly provided herein.

                                    ARTICLE 7
                                   ALLOCATIONS

         1.66 Definitions of Profits and Losses. "Profits" and "Losses," respectively, shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss (as the case may be) for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

                  (1) any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 7.1 shall be added to such taxable income or loss;

                  (2) any nondeductible expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 7.1, shall be subtracted from such taxable income or loss;

                  (3) in the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 6.1(e)(ii) or Section 6.1(e)(iii), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (4) gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Property disposed of, notwithstanding that the adjusted tax basis of such Company Property differs from its Gross Asset Value;

                  (5) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with Section 6.1(d);

                  (6) to the extent an adjustment to the adjusted tax basis of any Company Property pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (7) Notwithstanding any other provisions of this Section 7.1, any items that are specially allocated pursuant to Section 7.5 or
         Section 7.6 shall not be taken into account in computing Profits or Losses.

         The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 7.5 and 7.6 shall be determined by applying rules analogous to those set forth in Sections 7.1(a) through 7.1(f) above.

         1.67 Allocation of Profits. After giving effect to the special allocations set forth in Sections 7.5 and 7.6, the Profits of the Company for each Fiscal Year for book purposes, whether taxable or nontaxable, shall be allocated to the Members as follows, and their Capital Accounts shall be increased in accordance with Section 6.1(b):

                  (1) First, to each Member to whom Losses have previously been allocated pursuant to Section 7.3, to the extent that such Losses have not been fully offset by allocations of Profits pursuant to this paragraph (a) ("Unrecovered Losses"), until the cumulative amount of Profits allocated to each such Member pursuant to this paragraph (a) is equal to the cumulative amount of Losses that have been allocated to such Member pursuant to Section 7.3. Profits allocated pursuant to this paragraph (a) shall be allocated to the Members in proportion to their respective Unrecovered Losses; and

                  (2) Thereafter, to the Members, ratably in proportion to their Percentage Interests.

         1.68 Allocation of Losses. After giving effect to the special allocations set forth in Sections 7.5 and 7.6, the Losses, deductions and credits of the Company for each Fiscal Year for book purposes, whether taxable or nontaxable, shall be allocated to the Members as follows, and their Capital Accounts shall be reduced in accordance with Section 6.1(b):

                  (1) To the Members, ratably in proportion to their respective Percentage Interests, except as otherwise provided in the following paragraph (b).

                  (2) The Losses allocated pursuant to the preceding paragraph
         (a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have a deficit balance in its Capital Account at the end of any Fiscal Year. If one or more, but not all, of the Members would have a deficit balance in its Capital Account as a result of any allocation of Losses pursuant to the preceding paragraph (a), the limit set forth in the preceding sentence shall be applied on a Member by Member basis, so as to allocate the maximum permissible amount of Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limits set forth in this paragraph (b) shall be allocated to the Members in proportion to their respective positive Capital Account balances (if any) until no Member has a positive Capital Account; and thereafter to all of the Members, ratably in proportion to their respective Percentage Interests.

         1.69 Pro-ration of Allocations. All Profits, Losses, deductions and credits for a Fiscal Year allocable with respect to any Member whose Interest may have been Transferred, forfeited, reduced or changed during such year shall be allocated based upon the varying Interests of the Members throughout the year. The precise manner in which such allocation shall be made shall be determined by the Board, shall be a manner of allocation permitted to be used for Federal income tax purposes under the Code and, once adopted, shall be consistently applied.

         1.70 Special Allocations. Notwithstanding anything to the contrary in this Article 7, the following special allocations shall be made in the following order:

                  (1) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Property pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations
         Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of the Member's Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (2) Minimum Gain Charge-back. "Partnership Minimum Gain" within the meaning of Regulations Section 1.704-2(b)(2) means an amount of gain that would be realized by the Company on the disposition of Company property subject to nonrecourse indebtedness (within the meaning of Regulation Section 1.704-2(b)(3)), equal to the amount by which such nonrecourse indebtedness exceeds the adjusted tax basis (or book value, if the property has been properly entered on the books of the Company at a value different from its then adjusted tax basis) of such property. If for any Fiscal Year, there is a net decrease in Partnership Minimum Gain, each Member shall be allocated items of Company income and gain in accordance with Regulations Section 1.704-2(f)(1) (a "Minimum Gain Charge-back") for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of such net decrease of Partnership Minimum Gain. For this purpose, a Member's share of the net decrease in Partnership Minimum Gain shall be determined under Regulations Section 1.704-2(g)(2). This paragraph is intended to comply with Regulations Section 1.704-2(f)(1) and shall be interpreted consistently therewith.

                  (3) Qualified Income Offset. If any Member at any time unexpectedly receives any adjustment, allocation or Distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and if such adjustment, allocation or Distribution results in a deficit balance in such Member's Capital Account in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement or the LLC Act, and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then items of Company income and gain shall be specially allocated to such Member so as to eliminate, to the extent required by Regulations Section 1.704-1(b)(2)(ii)(d), such deficit balance in its Capital Account as quickly as possible.

                  (4) Gross Income Allocation. If any Member would have a deficit balance in its Capital Account at the end of any Fiscal Year in excess of the sum of (i) the amount such Member is obligated to restore to the

         Company under this Agreement or the LLC Act, and (ii) the amounts such Member is deemed to be obligated to restore to the Company pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then such Member shall be specially allocated items of Company income (including gross income) in the amount of such excess as quickly as possible.

                  (5) Allocations Relating to Taxable Issuance of Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an Interest by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Members if the Issuance Items had not been realized.

                  (6) Gain on Sale of Options to Purchase Cable Property. To the extent required by paragraph (a) and/or paragraph (b) of Section 9 of the Joint Contribution Agreement, special allocations of Profits or Losses shall be made to the appropriate Appointing Member; and such Member's Capital Account shall be increased or decreased to correspond with any such allocation.

         1.71     Curative Allocations. The allocations set forth in paragraphs
(a) through (d) of Section 7.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.6. Therefore, notwithstanding any other provision of this Article 7 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Board determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 7.2, 7.3 and 7.5(e).

         1.72     Other Allocation Rules.

                  (1) For purposes of determining the Profits, Losses or any other items allocable to any period, those Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code section 706 and the Regulations thereunder, which shall be consistently applied.

                  (2) The Members are aware of the income tax consequences of the allocations made by this Article 7 and hereby agree to be bound by the provisions of this Article 7 in reporting their shares of Company Profit and Loss for income tax purposes.

                  (3) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Section 1.752-3(a)(3) of the Regulations, the Members' interests in Company Profits are in proportion to their Percentage Interests.

         1.73 Tax Allocations under Code Section 704(c). In accordance with Code section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 6.1(e)(i).

         In the event the Gross Asset Value of any Company Property is adjusted pursuant to Section 6.1(e)(ii), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code section 704(c) and the Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.8 are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

                                    ARTICLE 8
                                  DISTRIBUTIONS

         1.74 Distributions of Net Cash From Operations. The Company shall make Distributions of Net Cash from Operations, if any, for a Fiscal Year only as follows, but only to the extent such a Distribution is legally permitted and, if such Distribution had been made in that Fiscal Year, would not have caused a Member to have a deficit balance in its Capital Account at the end of that Fiscal Year:

                  (1) first, to the Members, in proportion to their allocated shares of the Company's net taxable income and gains for the Fiscal Year, an amount equal to the Estimated Member Tax Liability (as defined in the following paragraph); and

                  (2) thereafter, but only if declared by the Board in its sole discretion, to the Members in proportion to their Percentage Interests.

         "Estimated Member Tax Liability" for a Fiscal Year means the sum of any Distributions described in this paragraph for the Fiscal Year. If any Member provides the Board with satisfactory evidence that such Member must pay a specific amount of income taxes with respect to an allocation of Profits for a Fiscal Year of the Company (a "Member Tax Liability"), the Board shall promptly direct the Chief Financial Manager to make Distributions from such Profits to each of the Members (in proportion to their Percentage Interests in such Profits) in amounts that will result in a Distribution, to the Member who provided evidence of the highest marginal income tax rate used to compute its Member Tax Liability for such Fiscal Year, that is equal to such Member Tax Liability, but not to exceed the lesser of (a) such Member's Percentage Interest in the amount of Net Cash From Operations during that Fiscal Year, and (b) forty percent 40% of such Member's Percentage Interest in the Profits for that Fiscal Year.

         1.75 Other Cash Distributions and Member Debt Repayments. The Company shall pay its debts to Members and make Distributions from sources other than Net Cash from Operations in the following manner, unless the Appointing Members otherwise agree in writing:

                  (1) Interim Financing. If any Company financing of a real estate parcel (or part thereof) included in any of the Joint Venture Property or the Cable Property acquired by the Company does not provide Net Cash from Sales or Re-financing, Distributions from Metroplex's Capital Account shall nevertheless be made, if reasonably practicable, from the proceeds of such financing, but only to the extent that the lender permits such use of the proceeds, to the extent of any Development Costs (other than Internal Development Costs) advanced by Metroplex with respect to such parcel and treated by the Company as Additional Capital Contributions; provided, however, that all debts owed to GCN by the Company for the purchase price of the parcel that is being financed shall have been satisfied before any such Distribution, except to the extent GCN consents in writing to permit such a Distribution before full satisfaction of any such debt.

                  (2) Net Cash from Sales or Re-financing. Distributions of any Net Cash from Sales or Re-financing of a real estate parcel (or part thereof) included in any of the Joint Venture Property or the Cable Property acquired by the Company shall be made to the Members as follows; provided, however, that all debts owed to GCN by the Company for the purchase price of the parcel that is being sold shall have been satisfied before any such Distribution, except to the extent GCN consents in writing to permit such a Distribution before full satisfaction of any such debt:

                      (1) First, as a Distribution from Metroplex's Capital
                  Account, to the extent of any Development Costs (other than Internal Development Costs) advanced by Metroplex with respect to such parcel and required hereunder to be treated by the Company as Additional Capital Contributions;

                      (2) Second, as a Distribution to the Members from their
                  Capital Accounts, in proportion to their allocated shares of the Company's net taxable income and gains for the Fiscal Year, an amount not to exceed the Estimated Member Tax Liability (as defined in Section 8.1) attributable to the sale of such parcel, but only to the extent such Distribution is not expected to cause a Member to have a deficit balance in its Capital Account at the end of the Fiscal Year in which such Distribution occurs;

                      (3) Third, to the extent that the Company has not yet paid the entire Aggregate Purchase Price (as defined in the Joint Contribution Agreement) for the Joint Venture Property, the balance of such Net Cash from Sales or Re-financing shall next be used (A) to pay any debt owed to GCN by the Company for the purchase price of any other parcel included in the Joint Venture Property and (B), after all such debts have been paid, to purchase any other parcel (or undivided interest therein) of the Joint Venture Property that GCN is willing to sell to the Company at that time; and

                      (4) Thereafter, to the Members, ratably in proportion to
                  their Percentage Interests.

                  (3) Disposition of Substantially All of the Company Property. Distribution of any net proceeds upon the sale, exchange or other disposition of all or substantially all of the Company Property shall be made in accordance with Section 15.3 (concerning Distributions on liquidation of the Company), subject to the purchase option set forth in Section 15.4.

                                    ARTICLE 9
                      MANAGEMENT AND OPERATION OF BUSINESS

         1.76     Management and Control of the Company. For purposes of this
Article 9, the Board or the Development Committee, each when acting within its authority specified in this Agreement, is referred to as the "Governing Authority."

         The Appointing Members shall appoint the Board and the Development Committee; and the Governors and members of the Development Committee shall be removed or replaced, all pursuant to Article 10 and the Bylaws. Except as otherwise provided in Section 10.4 (with respect to the authority of the Development Committee) or otherwise in this Agreement, the Board shall have the sole and exclusive control of the conduct, operations and management of the business of the Company. The Board and the Development Committee (each when acting within its authority) shall manage the affairs of the Company in a prudent and businesslike fashion and shall use their best efforts to carry out the purposes and the business of the Company. The Board shall not have any authority with respect to matters within the authority of the Development Committee, while the Development Committee continues to exist as provided in
Article 10.

         Each Governing Authority shall carry out its duties through a Chief Manager, a Manager acting as Treasurer and such other Managers as the Board shall deem necessary or desirable. The Managers shall be elected and removed by the Board, and their duties shall be established by the Board, all as provided in the Bylaws.

         Each member of the Board and the Development Committee shall devote such of their time as the Board or the Development Committee, as applicable, deems necessary to the management of the business of the Company. The Managers shall devote such of their time as the Board deems necessary to the management of the business of the Company.

         1.77 Limited Authority of Each Governing Authority. Subject to the limitations set forth in Section 9.3, each Governing Authority shall have all necessary powers to carry out the purposes and business of the Company, including without limitation the power to delegate appropriate authority to the Company's Managers; provided, however, that the Managers shall at all times remain subject to the supervision of each Governing Authority. Without limiting the foregoing, in addition to any other rights and powers that each Governing Authority may possess, each Governing Authority shall have all specific rights and powers required or appropriate in the management of the business of the Company, and each Governing Authority shall have these rights and powers, including the following, any of which may be exercised only in furtherance of its authority and the purposes set forth in Article 4 (as amended from time to time), and as limited to the extent set forth in Section 9.3:

                  (1) To acquire, own, hold and dispose of items of the Company Property, any interest therein or appurtenant thereto, whether real, personal or mixed, including the purchase, lease, development, improvement, maintenance, exchange, trade or sale of any Company Property at such price, rental or amount for cash, securities or other property and upon such other terms as the Governing Authority, in its sole discretion, may deem to be in the best interest of the Company;

                  (2) To the extent of Company assets, to prosecute, defend, settle or compromise actions or claims at law or in equity at the Company's expense as may be necessary or proper to enforce or protect the Company's interests; and to satisfy any judgment, decree, decision or settlement of any such suit or claim; first, out of any insurance proceeds available therefor, and next, out of the Company's assets and income;

                  (3) To enter into and carry out contracts and agreements and to do and perform all such other things as may be in furtherance of Company purposes; and to cause the Managers to execute, acknowledge and deliver any and all instruments that may be deemed necessary or convenient to effect the foregoing;

                  (4) To acquire and enter into any contract of insurance that the Governing Authority may deem necessary and proper for the protection of the Company or for any purpose beneficial to the Company;

                  (5) To employ, engage or retain, at the expense of the Company, such Persons (other than Affiliates of any Member, except as authorized pursuant to Section 9.6) to perform such services as the Governing Authority may deem necessary or advisable for the efficient operation of the business of the Company and to pay to such Persons (other than Managers) such compensation as the Governing Authority shall determine; provided, however, that such compensation is at the then prevailing rate for the type of services and materials provided;

                  (6) To cause the Managers to execute and deliver on behalf of the Company, leases, contracts or agreements of any nature and any or all instruments necessary or desirable to effectuate the foregoing powers; and

                  (7) To accept and value the Capital Contributions made to the Company by Members, pursuant to any Contribution Agreement and this Agreement; provided, however, that this power is reserved only to the Board and may be exercised only to the extent expressly required by
         Section 322B.40 of the LLC Act.

         1.78 Restrictions on Authority of Governing Authority. In addition to other acts expressly prohibited or restricted by this Agreement or by law, neither any Governing Authority, nor any Manager or Managers shall have any authority to act as follows on behalf of the Company, and each is expressly prohibited from the following, except to the extent specifically authorized by the Members pursuant to the last paragraph of this Section 9.3:

                  (1) Acquiring, by purchase, exchange or otherwise, any real property other than the Joint Venture Property and the Cable Property (together, hereinafter called the "Project") or any interest therein;

                  (2) Selling, exchanging or otherwise disposing of any Company Property valued at more than Twenty-Five Thousand and No/100 Dollars ($25,000.00);

                  (3) Placing a mortgage or any other lien or encumbrance on any of the Company Property, if the debt secured by such encumbrance exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00);

                  (4) Borrowing or committing to borrow or refinance, on behalf of the Company, any amount in excess of Twenty-Five Thousand and No/100 Dollars

         ($25,000.00), except borrowing to refinance obligations previously consented to by the Members;

                  (5) Assigning, compromising or releasing any claim made by the Company against any Person in excess of the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00), or consenting to arbitrate any disputes or controversies involving the Company and another Person or Persons (except for arbitration described in Article 17);

                  (6) Confessing a judgment, or adjusting, settling or compromising any claim, suit, or judgment against the Company for the payment of funds in excess of Five Thousand and No/100 Dollars ($5,000.00);

                  (7) Making any expenditures in excess of Ten Thousand and No/100 Dollars ($10,000.00) unless: (i) such expenditure is necessary or advisable (A) to preserve the structural integrity of the Project, or (B) to safeguard or protect the safety of property or Persons in or about the Project, or (C) comply with any contracts properly made (in accordance with this Agreement) by the Company; or (ii) unless such expenditure, when considered with all other expenditures made in the relevant Fiscal Year, will not be in excess of the total amount of expenditures contemplated for the relevant category of expenditures in any Development Budget, or any other budget for such Fiscal Year that has been approved in writing by the Appointing Members;

                  (8)  Doing any act in contravention of this Agreement;

                  (9) Doing any act that would make it impracticable to carry on the ordinary business of the Company, other than as expressly permitted in this Agreement;

                  (10) Seizing or possessing any Company Property, or assigning the rights of the Company in any Company Property, for other than a Company purpose;

                  (11) Entering into any letter of intent, or any legally binding commitment on behalf of the Company, providing for the development and lease or sale of any parcel included in the Project;

                  (12) Entering into any lease of space in the Project that deviates from the tenant lease provisions (if any) (i) permitted by any applicable loan documents or (ii) previously approved in writing by Members holding at least two-thirds of the Voting Interests;

                  (13) Filing a petition or seeking other relief for the Company that would constitute Voluntary Bankruptcy;

                  (14) Admitting any Person as a Member, except as expressly provided in this Agreement;

                  (15) Performing any act (other than an act required by this Agreement or an act taken in good faith or in reliance upon counsel's opinion) that would, at the time such act occurred, subject any Member to liability as a general partner in any jurisdiction;

         (16) Lending any money on behalf of the Company, or assuming or guaranteeing the obligations of any Person, except for obligations required to be assumed by the Company upon the exercise of any purchase option with respect to a parcel of the Joint Venture Property pursuant to the Company's Option described in the Joint Contribution Agreement;

         (17) Selecting engineers, architects or general construction contractors or subcontractors to be retained by the Company, in the development and/or improvement of any parcel included in the Project;

         (18) Authorizing payment of any compensation to any Manager for services provided to the Company;

         (19) Purchasing or otherwise acquiring any capital stock, any other equity interest in, or substantially all of the assets comprising the business of, obligations of, or any interest in, any Person, except any of the following:

                (1) investments by the Company in evidences of indebtedness issued or fully guaranteed by the United States of America having a maturity of not more than six (6) months from the date of acquisition;

                (2) investments by the Company in certificates of deposit and demand deposits with commercial banks or savings and loan associations that have a membership in the relevant Federal insurance fund for the protection of depositors, and in amounts not exceeding the maximum amount of insurance thereunder;

                (3) investments by the Company in "A"-rated or better commercial paper having a maturity of not more than six (6) months from the date of acquisition; or

                (4) investments by the Company in (A) shares of any registered investment company operating as a "money market" fund; or
         (B) in "money market" deposit accounts sponsored by banks or other financial institutions and fully insured by the relevant Federal insurance fund for the protection of depositors, in amounts not exceeding the maximum amount of insurance thereunder; provided, however, that any such "money market" funds are limited to investments of the types described in clauses (i), (ii) and/or (iii) above;

         (20) Issuing or offer any securities in the Company, except for new Interests approved pursuant to Section 5.3;

         (21) Adopting, approving or modifying any architectural, engineering or other plans relating to the improvement of real property included in the Project; or

         (22) Taking any action that, in the prudent exercise of business discretion, could reasonably be expected to have a material adverse effect on the Company or the assets or operations thereof.

         Any and all such actions shall require the approving vote of Members holding at least two-thirds of the Voting Interests (including each Appointing Member), or such larger proportion of the Voting Interests or other Interests as may be required by the LLC Act or another provision of this Agreement in a particular case; including in any event, however, the approving vote of the Board. Such approving vote by the Members may be given at either a special meeting called by the Managers on at least ten (10) Business Days' prior written notice to all Members, or by written action signed by the requisite number of Members specified above.

         1.79 Obligations of each Governing Authority. In addition to the obligations expressly provided by law or this Agreement, each Governing Authority (as applicable) shall, to the extent of Company assets:

                (1) the Development Committee shall perform or cause the Managers to perform all acts necessary or desirable, with respect to the purposes of the Company, to lease, sublease and operate any real estate acquired by the Company;

                (2) the Board shall cause to be filed and published all certificates, statements and other instruments required by law for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

                (3) the Board shall cause the Company to prepare or have prepared all financial and tax statements and reports required under
         Article 11; and

                (4) the Board shall cause the Company to keep the Required Records at its principal office.

         1.80 Reimbursement of Expenses. Each Member, Governor, member of the Development Committee and Manager shall be reimbursed for all reasonable and necessary expenses that are incurred on behalf of the Company and, if in excess of $1,000, approved by the Board; provided, however, that none of the following expenses incurred by a Member shall be reimbursed under this Section:

                (1) expenses treated as Additional Capital Contributions under Section 6.3, because they are included in a Development Budget or are otherwise approved in writing by the Appointing Members; or

                (2) expenses otherwise required to be borne by a Member under Section 6.3.

         However, any expense reimbursement that does qualify for reimbursement under this Section 9.5, but either exceeds $5,000 or is requested by, or is otherwise payable to or on behalf of, a Member or any Affiliate of a Member, shall require approval in writing by the Appointing Members.

         1.81 Conflicts of Interest. Except with the written approval of the Appointing Members, no Person who is a Member, Manager, member of a Governing Authority or any of their Affiliates, may be employed or engaged by a Governing Authority to render services to the Company, including, but not limited to, building, financing, constructing, leasing, property management, brokerage, accounting and legal services; provided, however, that to the extent required by
Section 6.3(c), Metroplex may provide real estate development services for the Company without any compensation or reimbursement for expenses, except to the extent Metroplex receives credit for any such expenses as an Additional Capital Contribution under that Section.

         The Appointing Members may approve the engagement of any such Person to perform services for the Company for compensation, but only if such Person has been previously engaged in the business of rendering such services or selling or leasing such goods, independent of the Company and as an ordinary and on-going business. If such approval is given, such Person (other than Metroplex, GCN or Lakes) shall be entitled to, and shall be paid, compensation for such services, except as otherwise provided in this Agreement; provided, however, that the compensation to be received for such services is competitive with the amount and terms charged by and paid to other non-affiliated Persons rendering comparable services and is at the then prevailing rate for the type of services and/or materials provided.

         The fact that a Member, member of a Governing Authority, Manager or any of their Affiliates is employed by, or is directly or indirectly interested in or connected with any Person from whom or which the Company may buy services, merchandise or other property, shall not prohibit the Board from employing such Person or from otherwise dealing with such Person, if the Appointing Members have approved such transaction in writing.

         1.82 Other Activities. Any of the Members, members of a Governing Authority, Managers and their Affiliates may engage in, possess and acquire interests in other business ventures of any nature and description independently or with others, including, but not limited to, the acquisition, ownership, financing, leasing, operation, management, brokerage and development of real property; provided, however, that neither Metroplex nor any of its Affiliates (other than the Company) may engage in any such real estate activities with respect to the real estate designated as Parcel E of the Cable Property (as those terms are defined in the Joint Contribution Agreement) located in Las Vegas, Clark County, Nevada, before the Company is dissolved.

         Neither the Company nor the Members shall have any right by virtue of this Agreement in and to any such independent ventures permitted by this Agreement, or to any income or profits derived therefrom.

         1.83 Insurance and Indemnification. Prior to the Company's purchase of each parcel of the Joint Venture Property, GCN shall maintain comprehensive general liability insurance providing at least a Five Million Dollars ($5,000,000) combined single limit for bodily injury, personal injury, death and property damage liability, as well as broad form property insurance for the full replacement value of all such Joint Venture Property that is not required to be so insured by others pursuant to a lease. The Company shall maintain the same types of insurance specified in the preceding sentence, with respect to all Company Property that is acquired and held by the Company, along with all other insurance customarily maintained by owners of similar property under similar circumstances.

         The Company shall indemnify the Members, the members of each Governing Authority and the Managers against any loss, claim or liability incurred by any of them in connection with the business of the Company, to the maximum extent provided by the Articles and permitted by the LLC Act. However, any amounts paid to indemnify any such Person shall be paid out of Company assets only; and Members shall not be liable for such amount to be paid to indemnify a Person except to the extent of any amount of a Capital Contribution of a Member that is due and owing to the Company hereunder and remains unpaid. Neither the Company nor any Member shall have any claim against the members of a Governing Authority or any of the Managers based upon or arising out of any act or omission of the members of a Governing Authority or any of the Managers; provided, however, that such Manager or member of a Governing Authority acted in good faith and was not grossly negligent or guilty of willful misconduct.

         With respect to any acts or omissions by GCN (or any of its Affiliates) or Metroplex (or any of its Affiliates) prior to the Effective Date, each of them agrees to indemnify the other against, and hold the other harmless from (in advance), any and all claims, losses, costs and liabilities incurred by the other in connection with any such prior act or omission, whether related to the purposes of this Agreement or otherwise.

         1.84 Liability Under Other Agreements. The obligations of the Members, the Managers and the members of each Governing Authority and their Affiliates, pursuant to any agreement or contract entered into in their personal capacity with the Company and permitted by Sections 6.7 or 9.6 of this Agreement (whether or not such agreements are referred to herein) shall be separate and distinct from their obligations hereunder. Any default or failure of performance with respect to such separate agreements or contracts, unless otherwise specified in this Agreement, shall have the consequences provided for in such separate agreements or contracts or by applicable law and shall not constitute a breach hereunder.

         1.85 Mandatory Offer and Buyout. If the Appointing Members, the Board or the Development Committee is deadlocked for a period of at least sixty (60) days, with respect to a proposed discretionary action or a substantial policy issue involving management of the Company's affairs, and the Appointing Members are unable to break the deadlock, then any Appointing Member (hereinafter called the "Initiating Member") may offer in writing all (but not less than all) of its Interest to the other Appointing Member (the "Other Member") at a price and upon the terms stated in the offer. The Other Member shall have the option for a period of sixty (60) days after receipt of such offer to purchase from the Initiating Member all (but not less than all) of the Interest owned by the Initiating Member. If the Other Member does not timely exercise its option, then the Initiating Member shall be obligated to purchase from the Other Member, and the Other Member shall be obligated to sell to the Initiating Member, all (but not less than all) of its Interest at the price and upon the terms stated in the Initiating Member's offer. Any offer and sale pursuant to this Section 9.10 shall be made on terms and conditions (other than the price) no less favorable to the prospective purchaser than those specified in Article 13.

         Notwithstanding any contrary provision of this Agreement or the Joint Contribution Agreement, this Section 9.10 shall not apply to (a) any condition or event for which a purchase option is provided in Article 13, (b) any controversy or claim subject to arbitration under Section 17.14 or (c) any condition or event for which termination of the Joint Contribution Agreement is a remedy under Section 9 thereof.

                                   ARTICLE 10
                 ELECTION, RESIGNATION OR REMOVAL OF GOVERNORS;
                        ADDITIONAL OR SUCCESSOR GOVERNORS

         1.86 Election of Governors. Before all of the Joint Venture Property and Cable Property has been acquired by the Company, the Board shall consist of three (3) individuals. At all times, GCN shall be an Appointing Member with the power to appoint two (2) Governors to serve on the Board. Before all of the Joint Venture Property and Cable Property has been acquired by the Company, Metroplex shall be an Appointing Member with the power to appoint one (1) Governor to serve on the Board.

         After all of the Joint Venture Property and Cable Property has been acquired by the Company, the Board shall consist of four (4) individuals, two
(2) of which shall be appointed by GCN and the other two (2) of which shall be appointed by Metroplex.

         1.87 First Governors. The first Governors of the Company are the following individuals named by the Organizer of the Company; and each of the Appointing Members hereby confirms that each of the initial Governor(s) designated below under the Appointing Member's name has been appointed on behalf of such Appointing Member, to hold office until his or her successor is elected and qualified pursuant to Section 10.1 and the Bylaws:

         Governors Appointed by GCN         Governor Appointed by Metroplex
         --------------------------         -------------------------------

                  Lyle Berman                         Brett Torino
                  Stanley M. Taube

         1.88 Removal, Resignation and Replacement of Governors. The Appointing Member(s) who appointed any Governor under this Article 10 shall have the power to remove and replace that Governor, upon written notice to that Governor and the Company, without the consent of the other Members. Any Governor may resign at any time by giving written notice to the Board and each Member appointing the Governor.

         1.89 Development Committee. During the period after the Company exercises its option to purchase any parcel of the Joint Venture Property or the Cable Property and before all of the Joint Venture Property and Cable Property has been acquired by the Company, the Board shall be deemed to have appointed a committee of the Board pursuant to Section 322B.66 of the LLC Act, comprised of the three (3) members of the Board and one other individual to be appointed at that time (or replaced) by Metroplex in the manner provided above in this
Article 10. That committee shall be known as the Development Committee and shall have the power and authority to make all decisions concerning the development, leasing, financing and sale of such parcel and any other parcels of the Joint Venture Property or the Cable Property that are acquired by the Company. In this respect, the Development Committee shall have all of the control, power and authority of the Board.

         After all of the Joint Venture Property and Cable Property has been acquired by the Company, the Development Committee shall cease to exist and its authority shall be revoked.

                                   ARTICLE 11
                          BOOKS OF ACCOUNT AND REPORTS

         1.90 Books of Account. The Board shall cause to be kept complete and accurate accounts of all transactions of the Company in proper books of account and shall enter or cause to be entered therein a full and accurate account of each and every Company transaction in accordance with accounting principles as set forth in Section 11.2. The books and records of the Company shall be closed and balanced as of the end of each Fiscal Year. The books of account and other records of the Company shall at all times be kept at the place of business of the Company. Each of the Members and Governors shall have access to and may inspect and copy any of such books and records at all reasonable times.

         1.91 Accounting Practices. The books of account of the Company shall be kept on the accrual basis, according to generally accepted accounting principles consistently applied. Such principles shall be applied by the Board upon the advice of the Company's accountants. The Board shall have the authority to designate and retain a firm of independent certified public accountants to assist in the maintenance and preparation of such books, records and reports as the Board deems desirable; and, if requested by the Board, to review or audit such books and records and the annual financial statements of the Company.

         1.92 Bank Accounts. The Company shall maintain bank accounts in such bank or banks as may be selected by the Board. All withdrawals from such bank accounts shall be made by check or other instrument, signed by such Person or Persons as the Board may designate.

         1.93 Report to Members. Not later than one hundred eighty (180) days after the end of each Fiscal Year of the Company, the Chief Manager shall caused to be prepared a report of the business and operations of the Company during such Fiscal Year, which report shall constitute the accounting of the Board for such Fiscal Year. The report shall contain financial statements, including statements of assets and liabilities, of income and expenses, of Members' equity and changes in financial position, of cash flow and of the amount and nature of any compensation paid to the Members, Governors, Managers or their Affiliates during the period, including a description of the services performed in relation thereto, and shall otherwise be in such form and have such content as the Board deems proper. Such report shall state income from every source, including net gains from disposition or sale of Company Property.

         Each such report shall be delivered to each Appointing Member in preliminary draft form at least thirty (30) days before it becomes final, so that each Appointing Member shall have the opportunity to review the draft report and make comments before it is delivered to the Members in final form.

         1.94 Partnership Tax Status and Information. The Members acknowledge that the Company will be treated as a "partnership" for income tax purposes.

         Not later than two hundred seventy (270) days after the end of each Fiscal Year of the Company, the Manager acting as Treasurer shall cause to be prepared a Form K-1 and such other information, if any, with respect to the Company for that Fiscal Year as may be necessary for the preparation of such Person's Federal, state and local income tax (or information) returns, including a statement showing such Person's share of income, gain or loss and credits for such Fiscal Year, as determined for Federal, state and local income tax purposes.

         Each such Form K-1 and other information shall be delivered to each Appointing Member in preliminary draft form at least thirty (30) days before it becomes final, so that each Appointing Member shall have the opportunity to review the draft Form K-1 and other information and make comments before it is delivered in final form to the Persons who were Members at any time during such Fiscal Year.

         In addition, the Chief Manager shall from time to time cause to be delivered to each Member adequate information relating to the Company's operations to enable each Member to complete and file all Federal, state and local estimated tax returns for which the Member may be liable.

         1.95 Tax Basis Elections. In the event of a Transfer or a repurchase by the Company or Distribution of Company Property by the Company in exchange for all or part of the Interest of any Member, the Company may elect, pursuant to Section 754 of the Code (or any successor provision), to adjust the basis of the assets of the Company. Such election must be agreed to by the Appointing Members.

                                   ARTICLE 12
                RESTRICTIONS ON TRANSFERS OF MEMBERSHIP INTERESTS

         1.96 General Restriction. Except to the limited extent permitted under this Article 12, no part of a Member's Interest may be Transferred during lifetime or at death, whether voluntarily or involuntarily, and whether with or without consideration; nor may a Member enter into a binding agreement to Transfer all or any part of the Member's Interest. Any Transfer or attempted Transfer of all or any portion of an Interest in violation of this Agreement shall nevertheless be subject to the applicable purchase options and rights of
Article 13. The Required Records and other appropriate records of the Company shall be noted to prevent the Transfer of Interests except in accordance with this Article 12 and Article 13.

         1.97 Permitted Transfers. The following Transfers are permitted to the extent provided in this Section 12.2 (a "Permitted Transfer"); provided, however, that any such Transfer and the parties thereto comply with all of the applicable conditions pertaining to Permitted Transfers under this Article 12:

                (1) A Member may voluntarily Transfer (as defined in Section 13.2) all or any portion of the Member's Financial Rights as follows:

                        (1) GCN may pledge its Financial Rights as a pledge of collateral security for a debt of GCN or any of its Affiliates; provided, however, that the transferee shall thereafter continue to be subject to the options and rights of first refusal set forth in Article 13; or

                        (2) at any time after all of the Joint Venture Property and Cable Property has been developed, as a pledge of collateral security for a debt of any Member or any of its Affiliates; provided, however, that the transferee shall thereafter continue to be subject to the options and rights of first refusal set forth in Article 13.

                (2) A Member's Interest may be Transferred, without the consent of any other Member, in whole or in part, to another person already a Member at the time of the Transfer.

                (3) All or any portion of GCN's Interest may be Transferred to another entity that is an Affiliate of GCN or Lakes.

                (4) Except as permitted by the preceding clause (c), all or any portion of GCN's Interest may be Transferred to another entity without the consent required by the following Section 12.3, but only after such Interest or such portion has been offered to the Company and Metroplex pursuant to Article 13.

                (5) If applicable, a Member may complete a Transfer pursuant to Section 13.7.

                (6) All of any portion of a Member's Interest may be Transferred to the extent permitted by Section 12.3, but only if any consent required for such Transfer is obtained pursuant to Section 12.3.

         1.98   Consent to Certain Transfers.

                (1) Consent Rules. Subject to Section 12.4, any Transfer of Financial or Governance Rights not otherwise permitted by this Article 12 may be completed only upon the written consent of either (i) all of the Appointing Members; or (ii) if the Company has no Appointing Members, Members holding at least two-thirds of the Voting Interests; excluding in either case the Member seeking to make the Transfer; which consent may in either case be granted or withheld, as the applicable Members may determine in their sole discretion. Notwithstanding the prior sentence, no consent is required for a Transfer pursuant to Section 13.7.

                (2) Request for Consent. Any Member desiring to Transfer, in whole or in part, any Financial or Governance Rights pursuant to this
         Section 12.3, shall notify the Board in writing of such desire.

                (3) Member Approval. In the event that the Interest sought to be Transferred requires the consent of any Member or Members, and the Board decides not to exercise the Company's purchase option under
         Section 13.5 (if applicable), the Board shall so notify such Members and, by special meeting called on thirty (30) days' written notice, or by solicitation of signatures on thirty (30) days' written notice, or during the thirty (30) day period specified in Section 13.6, shall request in writing the decision of each Member to exercise the Members' purchase option under Section 13.6 (if applicable) and, if such decision is negative, to grant or withhold consent pursuant to Section 12.3(a); provided, however, that notwithstanding any contrary provision of this Agreement, failure of a Member to respond either affirmatively or negatively to such request within sixty (60) days of such written notice shall be construed as a negative purchase decision and the withholding of such consent.

         1.99 Conditions to Permitted Transfers. Any Permitted Transfer of all or any portion of a Member's Membership Interest under this Agreement shall be effective only if each of the following conditions is satisfied:

                (1) Governance Rights. If the Transfer will include any Governance Rights, the Member shall Transfer all such Governance Rights, coupled with a simultaneous Transfer to the same transferee of all of the Member's Financial Rights relating to such Interest.

                (2) Investment Representations. The Member or the proposed transferee shall provide the following documentation to the Board: (i) an opinion of counsel (whose fees and expenses shall be borne by such Member or transferee), satisfactory in form and substance to the Board, to the effect that either (A) the Transfer constitutes an exempt transaction and does not require registration under applicable securities laws, or (B) the Interest to be Transferred is duly and properly registered under all applicable securities laws; (ii) evidence satisfactory to the Board that the transferee is eligible to become a Member pursuant to this Article 12 and of the transferee's agreement to comply with and be bound by the terms of this Agreement and to execute any and all documents that the Board may deem necessary in connection with his, her or its becoming a Member; (iii) evidence satisfactory to the Board that the Transfer will not impair the ability of the Company to be taxed as a partnership for Federal income tax purposes under the Code or to take advantage of accelerated depreciation under the Code;
         (iv) representations in form and substance satisfactory to the Board that the transferee is acquiring the Interest for his, her or its own account for investment and not with a view to the distribution thereof; and (v) a written agreement signed by the transferee that the Interest being acquired will in no event be resold unless properly registered under all applicable securities laws or exempt therefrom.

                (3) Other Documents and Expenses. As a condition to admission as a Member, any transferee of all or part of the Interest of any Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Board, as the Board shall deem necessary or advisable to effect such admission and to confirm the agreement of the person being admitted as such Member to be bound by all the terms and provisions of this Agreement. Such transferee shall also pay all reasonable expenses in connection with such admission as a Member, including, but not limited to, legal fees and costs of the preparation of any amendment to this Member Control Agreement, if necessary or desirable in connection therewith.

                (4) Effective Date of Transfer. All Transfers of Interests occurring during any month shall be deemed effected on the first day of the month next following the month in which the Transfer occurs.

         1.100 Acquit Company. In the absence of written notice to the Company of any Transfer of a Membership Interest, any payment by the Company to the transferring Member or his or its executors, administrators or representatives shall acquit the Company of liability, to the extent of such payment, to any other Person who may have an interest in such payment by reason of a Transfer by the Member or by reason of such Member's death or otherwise.

         1.101 Prohibition of Involuntary Transfers. Except as expressly permitted by the LLC Act, a Member's Governance Rights shall not be subject to involuntary Transfer (as that term is defined in Article 13), by operation of law or otherwise, and any attempted involuntary Transfer shall be void and of no effect. If such a Transfer is attempted, whether or not permitted by applicable law, the affected portion of the Member's Interest shall thereupon be subject to the options and rights of first refusal set forth in Article 13.

         If all or any portion of a Member's Financial Rights are the subject of a foreclosure of pledge or involuntary Transfer (as those terms are defined in Article 13), or if the Member becomes insolvent (as that term is defined in
Article 13), the affected portion of the Member's Financial Rights shall thereupon be subject to the options and rights of first refusal set forth in
Article 13.

         1.102 Effect of Attempts to Make Prohibited Transfers. Any purported Transfer (of all or any portion of an Interest) that is not permitted under this
Article 12 shall be null and void and of no force or effect whatever; provided, however, that, if the Company is required by applicable law to recognize a Transfer that is not so permitted (or if the Board, in its sole discretion, elects to recognize a Transfer that is not so permitted), the Transferred Interest shall be strictly limited to the transferor's Financial Rights as provided by this Agreement with respect to the Transferred Interest, which may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages (including without limitation the Company's expenses relating to the Transfer) that the transferor or transferee of such Interest may have to the Company.

         In the case of a Transfer or attempted Transfer of an Interest that is not permitted hereunder, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity required hereby.

         1.103 Limited Rights of Unadmitted Transferees. A Person who acquires any part of an Interest, but is not admitted as a substitute Member: (a) shall be subject to the restrictions of Section 12.1, (b) shall be entitled only to allocations and Distributions with respect to such Interest in accordance with this Agreement, (c) shall have no right to any information or accounting of the affairs of the Company, (d) shall not be entitled to inspect the books or records of the Company, (e) shall not be entitled to exercise any Governance Rights and (f) shall not have any of the other rights of a Member under the LLC Act or this Agreement.

                                   ARTICLE 13
                          RIGHTS, OPTIONS AND VALUATION
                     RESULTING FROM TRANSFERS OR WITHDRAWALS

         1.104 Definitions. Wherever used in this Article 13, unless another meaning is explicitly indicated by the context, the following terms shall have the meanings set forth below:

                (1)     "Affected Interests" shall mean any of the following:

                        (1) all or any portion of a Member's Financial Rights Transferred (including proposed or attempted Transfers) by any Person in violation of this Agreement;

                        (2) a Member's entire Membership Interest in the event of either (A) a Transfer (including a proposed or attempted Transfer) by any Person of all or any portion of the Member's Governance Rights in violation of this Agreement; or
                (B) a termination of the Member's membership, whether or not a dissolution of the Company occurs; or

                        (3) a Member's entire Membership Interest in the event such Interest becomes subject to the right of the Company or any other Member to purchase such Interest under this Article 13 for any other reason.

                (2) "Change of Metroplex Control" means that any of the following events has occurred: (i) any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Act"), has become the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Securities Act), directly or indirectly, of 50% or more of combined voting power of Metroplex's then outstanding securities, unless such person was such a beneficial owner on the Effective Date; (ii) Metroplex has sold or exchanged substantially all of its assets (other than its Interest in the Company) outside the ordinary course of business; or (iii) within any twelve-month period a change has occurred in the individual or individuals who have ultimate policy-making authority with respect to Metroplex (the "Metroplex Board"), with the result that the Incumbent Members do not constitute a majority of the Metroplex Board. "Incumbent Members," with respect to any twelve-month period, shall mean the individuals comprising the Metroplex Board on the date immediately preceding the commencement of such twelve-month period; provided, however, that if a person first becomes one of the individuals comprising the Metroplex Board during such twelve-month period and his or her election or nomination for election was supported by a majority of the individuals who, on the date of such election or nomination for election, comprised the Incumbent Members, such member of the Metroplex Board shall be considered one of the Incumbent Members with respect to such twelve-month period.

                (3)     "Transferring Holder" shall mean any of the following
         Persons: (i) a Member whose Affected Interest is being terminated or is the subject of any other event that caused such Interest to become an Affected Interest; (ii) any non-Member transferee holding an Affected Interest as a result of a Transfer or attempted Transfer that made it an Affected Interest; and (iii) any legal representative of either.

         1.105 Events Creating Option To Buy. If any of the following events occurs or is attempted or proposed, the Company and the Members shall have the option and the right to buy the Affected Interest of the Transferring Holder and that Transferring Holder shall be obligated to sell the Affected Interest pursuant to the terms and conditions of this Article 13:

                (1) "Voluntary Transfer." A voluntary Transfer shall occur if (i) an Affected Interest is sold, exchanged, pledged, encumbered, given, gifted or otherwise voluntarily Transferred, with or without full consideration, to a Person who is a not a Member; or (ii) an agreement is entered into to do any of the foregoing; provided, however, that if a Transfer is permitted by Section 12.2, the Transfer shall not be an event creating an immediate option to buy the Affected Interest, except in the case of a proposed Transfer described in
         Section 12.2(d).

                (2) "Foreclosure of Pledge." Foreclosure of a pledge shall occur if (i) any Person who is not a Member attempts to gain absolute rights to an Affected Interest as a result of default under a security interest, whether pursuant to the Uniform Commercial Code or otherwise and regardless of whether the security interest is termed as a pledge, collateral, a conditional assignment, an outright assignment, or in any equivalent manner, and regardless of whether the security interest is perfected; (ii) an agreement is entered into to do any of the foregoing except as permitted by Section 12.2; or (iii) the foreclosure is otherwise treated under applicable law as a repossession, cancellation, enforcement, foreclosure or similar action.

                (3) "Involuntary Transfer." An involuntary Transfer shall occur if Person who is not a Member attempts to gain absolute rights to an Affected Interest by (i) sale pursuant to a levy of execution, (ii) garnishment, (iii) attachment, (iv) property division or settlement in a marriage dissolution proceeding, (v) the dissolution of a Member that is a corporation, partnership, limited liability company, trust or other business entity or (vi) other legal process, including without limitation Bankruptcy or receivership proceedings intended to Transfer the Affected Interest to a non-Member.

                (4) "Insolvency." A Transferring Holder shall be considered insolvent upon filing a petition for Voluntary Bankruptcy or being the subject of a petition for Involuntary Bankruptcy (which involuntary petition is not dismissed within ninety (90) days of filing), or if a receiver, whether permanent or temporary, of a Transferring Holder's property or any part thereof, shall be appointed by a court of competent authority, or if a Transferring Holder shall make a general assignment for the benefit of creditors, or if any material judgment against a Transferring Holder remains unsatisfied or unbonded of record for thirty (30) days or longer.

                (5) "Withdrawal." A withdrawal from the Company shall occur if (i) Metroplex ceases its good faith efforts to develop the Joint Venture Property; (ii) a Change of Metroplex Control, as defined in Section

         13.1(b), shall have occurred without the written consent of each other Appointing Member; or (iii) any Member resigns or otherwise declares in writing an intention to withdraw from the Company, whether or not such withdrawal is permitted by Section 5.4.

                (6) "Gaming Rights Purchase Option." If the Company and Lakes become entitled to purchase the Interest of any Member (other than Lakes or one of its Affiliates) under Section 5.5, the Interest subject to such purchase options shall be an Affected Interest and the holder thereof shall become a Transferring Holder obligated to sell such Affected Interest pursuant to the terms and conditions of this
         Article 13.

         1.106 Notice To Company and Members. Each Transferring Holder shall give written notice to the Company and to the other Members within thirty (30) days of the occurrence of any event described in Section 13.2. Such notice shall be sent, return receipt requested, to a Manager of the Company other than the Transferring Holder, at the Company's principal administrative office. The Company's Secretary shall also send the notice to each Member at the most recent address reflected on the Company's Required Records or such other address as the party giving notice has reason to know is more current. If the Transferring Holder fails or refuses to give such notice, the Company or any Member may do so as soon as it has the information required to be given in such notice. Each such notice shall contain the following information:

                (1) Notice of Voluntary Transfer. Any notice of voluntary Transfer shall identify the transferee to whom the Transferring Holder desires to sell, exchange or give an Affected Interest, a description of the Affected Interest and the consideration, if any, for the Transfer. The notice shall also identify all pertinent terms of the Transfer. A copy of all agreements and documents pertinent to the Transfer shall be attached to the notice.

                (2) Notice of Foreclosure of Pledge. The notice of foreclosure of pledge of an Affected Interest shall identify to whom the Member pledged the Affected Interest, a description of the Affected Interest, the reason for the foreclosure, and shall identify all material terms of the pledge agreement and the foreclosure. A copy of all agreements and documents relating to the pledge shall be attached to the notice.

                (3) Notice of Involuntary Transfer. Any notice of involuntary Transfer shall identify: the order, decree or directive requiring the involuntary Transfer of an Affected Interest, a description of the Affected Interest, the reason for the involuntary Transfer, and the pertinent terms of the involuntary Transfer. A copy of the relevant order, decree or directive shall be attached to the notice.

                (4) Notice of Insolvency. Any notice of insolvency shall identify the manner in which the Transferring Holder is deemed insolvent (as defined in Section 13.2(d)) and shall identify any trustee or fiduciary appointed with regard to the Transferring Holder. A copy of any petition for bankruptcy, petition for involuntary bankruptcy, order appointing a receiver, whether permanent or temporary, order creating an assignment for the benefit of the Transferring Holder's creditors, and/or any judgment against the Transferring Holder that has remained unsatisfied or unbonded for a period of thirty (30) days or longer shall be attached to the notice.

                (5) Notice of Withdrawal. A notice of withdrawal shall identify all pertinent details of the event of withdrawal including, if applicable, all pertinent details of the Change of Metroplex Control. If a Member has withdrawn from the Company (as defined in Section 13.2) without giving such a notice, the Board or any other Member may give such a notice to the withdrawing Member; provided, however, that the Member alleged to be withdrawing shall be permitted to continue as a Member if it demonstrates that such alleged withdrawal has not occurred.

                (6) Notice of Gaming Rights Purchase Option. If the Company and Lakes become entitled to purchase the Interest of any Member (other than Lakes or one of its Affiliates) under Section 5.5, the notice provisions of Section 5.5 shall apply.

         1.107 Company's Option To Purchase. For the period commencing upon the occurrence of an event giving rise to an option to buy, as specified in Section 13.2, and continuing thereafter until sixty (60) days after the Company's receipt of notice of the event giving rise to the option, which notice is in substantial compliance with the provisions of Section 13.3, the Company shall have the option to purchase all, but not less than all, of the Affected Interest of a Transferring Holder, which option and right to purchase are at the price and according to the terms and conditions provided in this Article 13.

         The Company may exercise its right and option to purchase by giving written notice to the Transferring Holder and to the other Members of its intention to exercise its right and option before the expiration of said sixty
(60) day period. In no event shall the Transferring Holder vote, either as a Governor or as a Member, on the question of whether the Company will elect to exercise its option.

         1.108 Members' Option To Purchase. If the Company does not exercise its option to purchase as provided for in Section 13.4, then after the expiration of the sixty (60) day period provided for in Section 13.4, the remaining Members of the Company shall have, for a period of thirty (30) days thereafter, the option and right to collectively purchase all, but not less than all, of the Affected Interest, which option and right to purchase are at the price and according to the terms and conditions provided in this Article 13. Each Member (other than the Transferring Holder) shall have the option and right to purchase that fraction of the Affected Interest, which the Percentage Interest owned by each bears to the total Percentage Interests owned by all such other Members (excluding any Interest held by the Transferring Holder).

         Members shall exercise their right and option to purchase by giving written notice to the Transferring Holder and to the other Members and the Company of their intention to exercise their right and option within said thirty
(30) day period. In the event that one or more Members elect to purchase their proportionate part of the Affected Interest and one or more Members do not so elect, the electing Members shall be required to purchase that fraction of the Affected Interest not purchased by said non-electing Members, which the Percentage Interest owned by each bears to the total Percentage Interests of all such Members who have elected to exercise their option.

         1.109 Failure of Company and Members To Exercise Option. In the event that the Company does not exercise its option to purchase the Affected Interest as provided for in Section 13.5 in the time period provided therein, and the Members do not exercise their option to purchase the Affected Interest pursuant to Section 13.6 in the time period provided therein, then (a) the Transferring Holder shall be free to retain or dispose of the Financial Rights included in the Affected Interest identified in the notice given pursuant to Section 13.3;
(b) any attempted or purported Transfer of any Governance Rights shall be disregarded as provided in Subdivision 5 of Section 322B.313 of the Act and Sections 12.7 and

12.8 of this Agreement, unless the remaining Members consent to such Transfer and admit the transferee as a new Member pursuant to Section 5.3, in which case such transferee must execute this Agreement; and (c) if any actual, attempted or purported Transfer giving rise to such options is found by a court of competent jurisdiction to be an event causing a dissolution of the Company under this Agreement or the Act, whether or not such Transfer is prohibited under this Agreement or the Act, then the Company shall thereupon be dissolved and liquidated pursuant to Article 15, unless its dissolution is avoided by one or more Members under Section 322B.80, clause (5), Subdivision 1 of the LLC Act.

         In the event that a disposition of the Affected Interest is not made in accordance with the notice given pursuant to Section 13.3, within one (1) year of the date of said notice, and the Company is not liquidated under Article 15 during that period, then the provisions and conditions of this Agreement (including, without limitation, Section 12.1 and this Article 13) shall continue to apply to the Affected Interest. If a disposition of the Affected Interest is completed in accordance with the notice provided given pursuant to Section 13.3, the Affected Interest and said transferee shall be subject to the provisions and conditions of this Agreement (including, without limitation, Section 12.1 and this Article 13), even if said transferee has not executed this Agreement.

         1.110 Purchase Price. In the event of a purchase and sale of an Affected Interest pursuant to the provisions of this Agreement, it is agreed that, for the purpose of determining the purchase price, the value of the Affected Interest shall be its fair market value, determined by agreement or appraisal as follows; provided, however, that if the event giving rise to the purchase option is a Transfer or attempted Transfer not expressly permitted by this Agreement, or the withdrawal of a Member in violation of Section 5.4, then the value of the Affected Interest shall not exceed the amount of the Transferring Holder's Capital Account, less the cumulative sum of any Internal Development Costs that have been allocated thereto:

                (1) Agreement. The parties to the purchase and sale shall attempt to agree upon the fair market value of the Affected Interest, within fifteen (15) days of the date of notice of exercise of the option to purchase.

                (2) Appraisal. If the parties are unable to agree upon a valuation within the applicable period, the value of the Affected Interest shall be determined by appraisal as follows. The Transferring Holder shall name one certified public accountant ("CPA") and one licensed real estate appraiser ("Appraiser"), and the acquiring party (the Company or other Members, as the case may be) shall collectively name one CPA and one Appraiser. The CPA's and Appraisers shall jointly determine the fair market value of the Affected Interest, with the Appraisers determining the fair market value of all real estate and the CPA's determining the Affected Interest's share of the net value of the Company's liabilities and assets, using the Appraisers' valuation for all real estate. If the two CPA's and two Appraisers cannot agree upon the relevant value within thirty (30) days, the CPA's shall appoint a third CPA or the Appraisers shall appoint a third Appraiser (or both, as needed) who, within fifteen (15) days, shall make a determination of fair market value of the Affected Interest, which determination shall be final.

                (3) Valuation Standards. For purposes of this Agreement, the fair market value of an Affected Interest shall be the cash price that would be payable to a reasonable seller by an unrelated reasonable buyer for said Interest, without a discount for minority interest or a premium for majority interest, except that a discount shall be applied for any lack of

         Governance Rights. The balance of the Capital Account related to the Affected Interest shall not be taken into account in determining the fair market value of the Affected Interest.

         1.111  Closing Date and Terms of Purchase.

                (1) Closing or Expedited Closing to Protect Gaming Rights. Ordinarily, in the event of any sale and purchase of an Affected Interest pursuant to the terms of this Agreement, the sale and purchase shall close on a reasonable date, at a reasonable place and at a reasonable time to be selected by the purchasing party, which shall be no later than ninety (90) days after a final determination of the price pursuant to Section 5.5 or Section 13.7, as applicable.

                However, the Members acknowledge that it is likely that, if a Purchaser exercises its right and option to purchase an Affected Interest pursuant to Section 5.5, such Purchaser will exercise such option to protect the ability of Lakes (or a subsidiary or other Affiliate of Lakes) to obtain or maintain a Gaming License (as defined in Section 5.5) or a contract or agreement to manage a gaming facility. Accordingly, such Purchaser may need to exercise its option and right to purchase such Affected Interest and close such purchase (an "Expedited Closing") before the price of such Affected Interest is finally determined pursuant to Section 5.5 or Section 13.7, as applicable (the "Final Price").

                Therefore, any Purchaser under Section 5.5 shall have the right to require the Transferring Holder to assign the Affected Interest to the Purchaser pursuant to subsection (e) of this Section 13.8, at any time after the event giving rise to the option under Section 5.5, and before its Final Price is determined, by giving the Transferring Holder written notice of the Purchaser's exercise of such purchase option and its election to require an Expedited Closing. If the Purchaser elects an Expedited Closing, then (i) the Transferring Holder and the Purchaser shall complete the conveyance of the Affected Interest to the Purchaser at a closing within five (5) Business Days after the Transferring Holder's receipt of notice of the Expedited Closing election; (ii) the Purchaser shall pay to the Transferring Holder at such closing an amount of cash equal to the amount in the Transferring Holder's Capital Account as of the first date the Company becomes entitled to the purchase option under Section 5.5, which amount shall be deducted from the Final Price when paid by the Purchaser; (iii) the Purchaser shall pay the balance (if any) of the Final Price (less the advance payment made under the preceding clause) to the Transferring Holder pursuant to the following provisions of this Section 13.8, on a closing date within ten (10) Business Days after such Final Price is determined; and (iv) if the amount of any such advance payment exceeds the Final Price, the Transferring Holder shall repay the excess amount to the Purchaser on such closing date.

                (2) Offset of Final Price. Any Purchaser may offset the Final Price of an Affected Interest (or any advance payment under the preceding paragraph) by the amounts of (i) any debts owed such Purchaser by the Transferring Holder, and (ii) if applicable, any damages described in Section 5.4; and such offset may be used first to reduce amounts due at any closing under subsection (a) above, second to reduce any amount due at the closing under the following paragraph (c), and then to reduce the first payments due on any promissory note delivered under paragraph (d) below.

                (3) Cash Payment at Closing. Subject to paragraph (b) above, on the date of closing the purchasing party (which may be the Company, a single Member or several Members, in which case they shall be collectively referred to as the "purchasing party") shall pay to the Transferring Holder an amount of cash equal to 25% of the purchase price of the Affected Interest, the remaining amount owing shall be paid to the Transferring Holder annually in five (5) equal installments together with simple interest at a rate equal to the applicable Federal rate in effect under Code section 1274(d) as of the closing date, plus three (3) percentage points, commencing on the first anniversary of the closing date.

                (4) Promissory Note (or Notes) at Closing. In the case of a single purchasing party, the purchasing party shall execute a promissory note for the remaining balance of the purchase price, which note shall contain the provisions of and be in the form of that note attached hereto as EXHIBIT D.

                In the event of a purchase by more than one purchasing party, the purchasing parties shall execute separate notes for their proportionate shares of the unpaid purchase price, which notes shall be pursuant to the terms of and in the form of the note attached hereto as EXHIBIT D.

                (5) Transfer and Pledge of Affected Interest. Upon delivery of the cash payment at closing and delivery of the installment note or notes specified in the preceding paragraph, the Affected Interest shall be assigned to the purchasing party or parties with all necessary instruments required to complete the Transfer of the Affected Interest on the Company's Required Records.

                Once the Affected Interest has been Transferred, the Affected Interest shall be pledged by the purchasing party or parties to the Transferring Holder, to be held as collateral security for the payment of said notes pursuant to the provisions of the Pledge Agreement (attached hereto as EXHIBIT E), which each purchasing party shall execute on the date of closing. The purchasing party or parties shall have the right, while said pledge is effective, to vote any pledged Governance Right and to receive Distributions (other than liquidating Distributions under Section 15.3).

                                   ARTICLE 14
                             AMENDMENT OF AGREEMENT

         When circumstances require amendment of this Agreement to comply with any law, or at any time Members holding at least thirty percent (30%) or more of the aggregate Voting Interests may propose an amendment to this Agreement, in such event the Chief Manager shall call a special meeting of all Members for the purpose of considering such proposed amendment. At least thirty (30) days prior to such meeting, the Board shall deliver to each Member written notice of the meeting and a statement of the purposes of the amendment and such other matters as the Board deems material to consideration of the amendment. The amendment so proposed shall be adopted if unanimously approved in writing by the Appointing Members. Alternatively, this Agreement may be amended by a written instrument signed by all of the Appointing Members.

         Notwithstanding the foregoing, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would
(a) adversely affect the limited liability of a Member or (b) adversely affect the Governance or Financial Rights of a Member.

                                   ARTICLE 15
                                   DISSOLUTION

        1.112 Liquidating Events.

               (1) The Company shall be dissolved upon the occurrence of any of the following events (a "Liquidating Event"), subject to any prior exercise of the purchase option set forth in Section 15.4:

                       (1) upon the vote of the Appointing Members of the Company, in favor of a proposal to dissolve the Company, at a meeting held pursuant to Section 322B.806 of the LLC Act;

                       (2) at the election of an Appointing Member, under the conditions set forth in Section 9 of the Joint Contribution Agreement.

                       (3) upon any voluntary withdrawal of an Appointing Member after the second anniversary of the Effective Date, if such withdrawal terminates the continued membership of an Appointing Member in the Company under clause (5), Subdivision 1 of Section 322B.80 of the LLC Act; or

                       (4) any other event described in Section 322B.80 of the LLC Act, excluding clause (5) of Subdivision 1 thereof (concerning termination of the continued membership of a Member).

               (2) As soon as possible following the occurrence of any Liquidating Event that causes the dissolution of the Company, the appropriate representative of the Company shall give all of the Members a written notice of such Liquidating Event and execute a notice of dissolution in such form as shall be prescribed by the Secretary of State of Minnesota, setting forth the information required under Subdivision 1 of Section 322B.81 of the LLC Act and shall file that notice with the Secretary of State's office.

               (3) If the Company is dissolved, the Company shall cease to carry on its business upon filing a notice of dissolution with the Minnesota Secretary of State, except insofar as may be necessary for the winding up of the Company's business and any Distributions under Section 15.3, but its separate existence shall continue until a certificate of termination has been issued by such Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

        1.113 Agreement to Avoid Dissolution. Each Member specifically acknowledges and agrees that the Company shall not be dissolved upon the withdrawal of any Member or other termination of any Member's Interest in the Company, except for a voluntary withdrawal of an Appointing Member after the second anniversary of the Effective Date that terminates the continued membership of an Appointing Member in the Company under clause (5), Subdivision 1 of Section 322B.80 of the LLC Act. Notwithstanding any provision of this Agreement to the contrary, the Company may be dissolved under the conditions set forth in Section 9 of the Joint Contribution Agreement.

        1.114 Distributions on Liquidation. Upon liquidation of the Company, its business shall be wound up, the Board (or other Person designated by all of the Members) shall take full account of the Company assets and liabilities, and all assets (tangible and intangible) shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 7 as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the Distribution shall be treated as a distribution equal to the fair market value of the assets at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

               (1) To the payment of all debts and liabilities of the Company, including all fees due the Members, Governors, Managers and their Affiliates, and including any loans or advances (other than Capital Contributions or any other part of a Member's Capital Account) that may have been made by the Members of the Company, in the order of priority as provided by law;

               (2) To the establishment of any reserves deemed necessary by the Board or other Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

               (3) To the Members, subject to any prior exercise of the purchase option set forth in Section 15.4, ratably in proportion to the credit balances in their respective Capital Accounts, in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to the Members under Article 7, including the allocation of any Profit or Loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 15.3, in the case of a distribution of assets in kind) of the Company's assets; and

               (4) Last, to the Members in accordance with their Percentage Interests.

        Pursuant to action taken in good faith by the Board or any other Person winding up the Company, the Company may offset any amount due a Member under this Section 15.3 by (i) any debts owed the Company by the Member; and (ii) any damages suffered by the Company as a result of that Member's breach (if any) of this Agreement; provided, however, that such Person shall have first given the affected Member a written notice of such offset, including the reasons for the offset and a description of the facts on which it is based; and provided further, to the extent any such offset is disputed in writing by any such Member, the amount of such offset shall be retained by the Company until such dispute shall have been resolved pursuant to Section 17.14.

        1.115 GCN's Liquidation Purchase Option. Prior to any dissolution of the Company that is proposed for approval by Members pursuant to Section 15.1, or will occur without the consent of the Appointing Members, the Company shall provide to all of the Members a written notice of the plan of liquidation and dissolution of the Company (in addition to the notice required by paragraph (b) of Section 15.1), specifying (a) the price and terms of any proposed sale of the remaining Company Property, and (b) the amounts of any Distributions to Members that are expected to result from such liquidation or dissolution, at least ten
(10) Business Days, but not more than thirty (30) days, before any Distribution is made with respect to such liquidation or dissolution. In any such event, GCN shall have the right and option, which may be exercised by giving written notice of such exercise to Metroplex within ten (10) Business Days after GCN receives such notice from the Company, to purchase all of the Interest of Metroplex at a price determined pursuant to the following paragraph. If GCN exercises such purchase option, the closing of the purchase shall take place on the day before the first liquidation Distribution by the Company would otherwise be made with respect to such dissolution (the "Closing Date"), but only after all Company

Property has been sold (or valued for Distribution in kind pursuant to Section 15.3), all known Company obligations have been satisfied pursuant to Section
15.3 and any objection by Metroplex to such price shall have been settled pursuant to the following paragraph. If GCN purchases the Interest of Metroplex under this Section 15.4, and the Company is not dissolved, including the completion of all liquidating Distributions, within thirty (30) days after the Closing Date, Metroplex shall be entitled to rescind the sale of its Interest hereunder, and shall be entitled to enforce its rescission right by an injunction compelling specific performance of such rescission right; provided, however, that GCN's purchase option under this Section 15.4 shall nevertheless apply again in the event of any dissolution of the Company that is proposed or occurs after such rescission.

        For purposes of this Section 15.4, the price of Metroplex's Interest shall be equal to the balance of Metroplex's Capital Account as of such Closing Date, less fifty percent (50%) of the cumulative sum of any Internal Development Costs that have been allocated thereto; provided, however, that, if Metroplex believes that its Capital Account Balance as of the Closing Date is less than the true fair market value of its Interest, as such value would be determined under Section 13.7, due to an incorrect valuation of any Company Property to be included in a liquidating Distribution (or otherwise), then Metroplex may object to such value in a writing delivered to GCN before the Closing Date. If such objection is duly made, such Closing Date and the first Distribution pursuant to the dissolution shall be delayed until such fair market value has been determined pursuant to Section 13.7. If the fair market value of Metroplex's Interest is determined to exceed the balance of its Capital Account as of the Closing Date, the price for GCN's purchase of Metroplex's Interest under this
Section 15.4 shall be equal to such fair market value, less fifty percent (50%) of the cumulative sum of any Internal Development Costs that have been allocated to Metroplex's Capital Account.

                                   ARTICLE 16
                            RIGHT OF CERTAIN MEMBERS
                          TO CAUSE SALE; CO-SALE RIGHTS

        1.116 Notice of Sale by Appointing Members. If Appointing Members holding at least a majority of the Voting Units (the "Majority Voting Members" ) desire to sell (or otherwise complete a Transfer for consideration of) the Company, all or substantially all of its assets or all of its Membership Interests, whether pursuant to a merger, sale of assets, sales of Membership Interests of the Company by its Members or otherwise, or to dissolve the Company (collectively, a "Sale Transaction"), such Majority Voting Members may give a written notice (a "Sale Notice") to all other Members stating that such Majority Voting Members desire that the Sale Transaction be completed. Prior to giving such Sale Notice, the Majority Voting Members who are considering giving such Sale Notice shall discuss with all other Members that they are considering a Sale Transaction.

        If applicable, the Sale Notice shall set forth the name and address of the Person or Persons proposing to buy the Company, its assets or its Membership Interests (the "Acquisition Offeror") and summarize the basic terms of the proposed Sale Transaction, which must provide (among other provisions) that: (a) all Members shall receive the same amount and type of consideration (in proportion to their Percentage Interests), regardless of class; (b) an Appointing Member shall not be required to accept consideration in a form other than cash without its consent, (c) an Appointing Member may require that it receive a share of any non-cash consideration in such Sale Transaction that is proportional to its Percentage Interest; and (d) no Member shall be required to make any representation, warranty or commitment in any agreement effecting a Sale Transaction of a nature that is not also made by an Appointing Member, except that (i) any representations and warranties made regarding the operation or condition of the Company by any Member that is not an Appointing Member (a "Non-Appointing Member") may be based on the Non-Appointing Member's actual knowledge and (ii) any non-competition or confidentiality agreements to be entered into by a Non-Appointing Member may differ from those entered into by the Appointing Members.

        In the event that the Acquisition Offeror is an Affiliate of any of the Majority Voting Members giving the Sale Notice, (a) the other Members shall have the right to demand an appraisal of the Company, such appraisal to be made at the Company's expense in the same manner and on the same basis as the appraisal process provided for in Section 13.7; and (b) no Member shall be obligated to accept an amount of consideration that is less than such Member's Percentage Interest multiplied by such appraised value.

        For purposes of subsection 15.1(a), the giving of a Sale Notice pursuant to this Section 16.1 by Majority Voting Members, which notice states that such Majority Voting Members intend to require the dissolution of the Company, shall constitute the written agreement of such Members to require such dissolution.

        1.117 Completion of Sale. As soon as practicable after receipt of a Sale Notice given under Section 16.1, the Members shall take all lawful action reasonably requested by the Majority Voting Members giving the Sale Notice to complete the Sale Transaction, including without limitation: (a) the voting of all Voting Interests in favor of the Sale Transaction, if deemed necessary or desirable by the holders of such Voting Interests giving the Sale Notice; (b) if so requested, the surrender to the Acquisition Offeror of any Membership Interest certificates representing all Membership Interests, properly endorsed for transfer to the Acquisition Offeror against payment of the sale price for such Membership Interests in the Sale Transaction; and (c) if so requested, the execution of all sale, liquidation and other agreements in the form so requested.

        1.118 Co-Sale Rights. GCN hereby agrees not to make a voluntary Transfer for consideration of any portion of its Interest (other than a Transfer permitted by Section 12.2, or a Transfer to the Company or the other Members following an exercise of the options granted pursuant to Section 13.2), without permitting each other Appointing Member to participate as a seller in such transaction, such that each Appointing Member exercising its right of co-sale hereunder shall be entitled to sell an amount of its Interest, in connection with such transaction, equal to its then respective proportionate ownership of all outstanding Percentage Interests held by GCN and all other Appointing Members exercising their rights of co-sale hereunder.

        1.119 Co-Sale Procedure. Before accomplishing or entering into a binding contract for any Transfer for consideration of Interests that would be covered by the right of co-sale granted by Section 16.3, GCN (as the "Proposing Member") hereby agrees to give the other Appointing Members prompt written notice of any such proposed sale (a "Co-Sale Proposal"), stating the terms and conditions of the Co-Sale Proposal in sufficient detail to allow the other Appointing Members to exercise their rights of co-sale.

        The Appointing Members receiving such a notice (the "Receiving Parties") hereby agree to notify the Proposing Member within ten (10) Business Days after receipt of such notice as to whether they wish to exercise their rights of co-sale and participate in the Co-Sale Proposal; and thereafter all negotiations leading to the consummation of the Co-Sale Proposal shall be conducted under the joint control of the Proposing Member and those Receiving Parties exercising their rights of co-sale. Failure by a Receiving Party to respond within such 10-day period shall be deemed to be a declination of such Receiving Party's right of co-sale with respect to such Co-Sale Proposal; provided, however, that
(a) such Co-Sale Proposal is fully consummated within ninety (90) days after the expiration of such 10-day period and (b) the terms of the actual transaction are in all material respects the same as those set forth in the notice given by the Proposing Member to the Receiving Parties hereunder. Failure to meet either of the foregoing conditions shall again subject the Units covered by the Co-Sale Proposal to the Receiving Parties' rights of co-sale, the Proposing Member shall be required to give the Receiving Parties a new written notice with respect to the same or any future Co-Sale Proposal and the Receiving Parties shall again have the right to participate in the same or any future Co-Sale Proposal if they notify the Proposing Member thereof within ten (10) Business Days after receipt of such a new notice.

                                   ARTICLE 17
                                  MISCELLANEOUS

        1.120 Notices. All notices required to be given by this Agreement shall be made in writing either:

               (1) By personal or commercial courier delivery to the party requiring notice and securing a written receipt, or

               (2) By mailing the notice in the U.S. mails to the address of the party requiring notice, as specified in the Required Records, by registered mail, return receipt requested.

        Notice shall be treated as given when personally received or, if sent as provided above, the effective date of the notice shall be the date of the written receipt received upon delivery in clause (a) above or (except in the event of a mail strike) the date the notice is sent pursuant to clause (b) above.

        Such notices will be given to a Member at the address specified in the Company's Required Records. Any Member or the Company may, at any time by giving five (5) Business Days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

        All notices, offers, demands, certificates or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same.

        1.121 Partition. The Members agree that neither the Joint Venture Property (when acquired by the Company) nor any other Company Property is, nor will be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Company Property.

        1.122 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented-to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

        1.123 Entire Agreement. Except for the Company's Articles of Organization and Bylaws, and the Joint Contribution Agreement of the initial Members, this Agreement constitutes the entire agreement among the parties with respect to the Company. Such instruments supersede any prior agreement or understanding among such parties, and it may not be modified or amended in any manner other than as set forth herein.

        1.124 Governing Law and Venue. This Agreement and the rights of the parties hereunder shall be governed by, interpreted and enforced in accordance with the laws of the State of Minnesota, without regard to its laws governing conflicts of laws. The venue of any judicial proceeding for the breach, or enforcement at law or equity, of this Agreement shall be determined under
Section 13 of the Joint Contribution Agreement.

        1.125 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, heirs, administrators, executors and permitted successors and assigns.

        1.126 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

        1.127 Interpretation. Except as otherwise indicated by the context, all references herein to Articles, Sections and paragraphs refer to Articles, Sections and paragraphs of this Agreement. All such Article, Section and paragraph headings are for reference purposes only and shall not affect the interpretation of this Agreement.

        1.128 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

        1.129 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all Members. Each Member shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other Member. However, in making proof of this Agreement, it will be necessary to produce only one copy signed by the party to be charged.

        1.130 Right to Specific Performance. In view of the fact that the Membership Interests subject to this Agreement are of a closely-held limited liability company, and in view of the purposes of this Agreement, it is agreed that the remedy at law for failure of any party to perform would be inadequate and that the injured party or parties, at his, her or their option, shall have the right to compel the specific performance of this Agreement in a court of competent jurisdiction, to the extent permitted by the LLC Act and other applicable law, and not expressly prohibited by this Agreement. 1.1

        1.131 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

        1.132 No Third Party Beneficiary other than Lakes. This Agreement is made solely and specifically among and for the benefit of the parties hereto, Lakes (while it is an Affiliate of GCN) and their respective permitted successors and assigns, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise. Lakes shall be treated as a third party beneficiary of this Agreement while it is an Affiliate of GCN and GCN is a Member.

        1.133 Arbitration. If any controversy or claim arising out of this Agreement cannot be settled by the parties hereto and, if applicable, the Company (the "disputants"), the controversy or claim shall be resolved pursuant to informal arbitration by an arbitrator selected under the Commercial Arbitration Rules of the American Arbitration Association (as then in effect for expedited proceedings) and located in Minneapolis, Minnesota; and the arbitration shall be conducted in that same location under such rules. Notwithstanding the foregoing, no disputant shall be required to seek arbitration regarding any cause of action that would entitle such disputant to injunctive relief.

        Each of the disputants shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement (including other applicable agreements) and may not change any of such provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator.

        The determination of the arbitrator shall be conclusive and binding upon the parties and a court judgment upon the same may be entered in any court having competent jurisdiction thereof. The arbitrator shall give written notice to the disputants stating the arbitrator's determination, and shall furnish to each disputant a signed copy of such determination. The expenses of arbitration shall be borne equally by the opposing disputants or as the arbitrator shall otherwise equitably determine.

        1.134 Litigation Expense. If any disputant (as defined in Section 17.15, and including all disputants opposing one or more other disputants as one party) is made or shall become a party to any litigation (including arbitration) commenced by or against another disputant involving the enforcement of any of the rights or remedies of such disputant, or arising on account of a default of the other disputant in its performance of any of the other disputant's obligations hereunder, then the prevailing disputant in such litigation shall receive from the other disputant all costs incurred by the prevailing disputant in such litigation, plus reasonable attorneys' fees to be fixed by the court or arbitrator (as applicable), with interest thereon from the date of judgment or arbitrator's decision at the interest rate set forth in Section 13.8 or, if less, the maximum rate permitted by law.

        IN WITNESS WHEREOF, the undersigned Members have duly executed this Member Control Agreement as of the day and year first above written or, in the case of Persons becoming Members after that date, as of the date set forth opposite their respective signatures.

                                    GRAND CASINOS NEVADA I, INC.


                                    By
                                      ------------------------------------
                                    Its
                                    --------------------------------------

                                    METROPLEX, LLC


                                    By
                                      ------------------------------------
                                    Its
                                    --------------------------------------

                                             MEMBERS

                                    METROPLEX - LAKES, LLC


                                    By
                                      ------------------------------------
                                    Its
                                    --------------------------------------

                                             COMPANY


                       [ADDITIONAL SIGNATURE PAGE FOLLOWS]

         Each of the undersigned Additional Members hereby agrees to be bound by the foregoing Agreement, as amended from time to time pursuant thereto, as of the date opposite such Member's signature.



Dated: __________________, 200_.

                                             ___________________________________



Dated: __________________, 200_.             ___________________________________

                                             ___________________________________

                                             ADDITIONAL MEMBERS

                                    EXHIBIT A


         Attached hereto as Exhibit A is a copy of the Joint Contribution Agreement of the initial Members of Metroplex - Lakes, LLC

                                    EXHIBIT B


        Attached hereto as Exhibit B is a copy of the Articles of Organization of Metroplex - Lakes, LLC









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


                                    EXHIBIT C


        Attached hereto as Exhibit C is a copy of the Bylaws of Metroplex - Lakes, LLC

                                    EXHIBIT D

                           INSTALLMENT PROMISSORY NOTE

Note No. ____________________                                    _______________

$____________________________                                    _______________


        FOR VALUE RECEIVED, ______________ (hereinafter the "Obligor"), promises to pay to ________________, or order, with exchange, the principal sum of $_____________ with interest from the date hereof upon the unpaid principal at the rate of ______________ percent (______%) per annum, until fully paid. The principal and interest shall be paid in lawful money of the United States at such place as the legal holder of this Note may designate in writing; payments of principal and interest shall be due and payable in five (5) equal annual installments of principal, plus accrued interest, commencing on the first anniversary of the date hereof; and payments when made shall be first applied against accrued but unpaid interest and then against principal. The unpaid balance of accrued interest under this Note and all or any portion of the principal (but not less than $1,000 in partial payment) may be prepaid at any time without penalty.

        Default in the payment of this Note or any installment of principal or interest at the maturity thereof, which default is not cured within ten (10) Business Days following written notice by the holder hereof to the Obligor, shall give to the holder the option to declare all of the unpaid installments of this Note due and payable at once and to exercise any or all of its remedies under the Pledge Agreement attached hereto and identified as Exhibit C, which has been executed by the Obligor to secure this Note.

        Without affecting the liability of any maker, endorser or guarantor, the holder may, without notice, renew or extend the time for payment or accept partial payments.

        Any maker, endorser or guarantor hereby waives presentment, demand, protest or notice of intention to accelerate.

        Any notice required hereunder shall be sent to the Obligor by certified mail, return receipt requested, to the following address:

                      ___________________________________
                      ___________________________________
                      ___________________________________

        IN WITNESS WHEREOF, the Obligor has caused this Note to be executed as of the date and year first above written.

                                             ___________________________________



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






                                    EXHIBIT E

                                PLEDGE AGREEMENT


        THIS AGREEMENT, made as of this _____________ day of ________________,
19__, by and between __________________________________________________, hereinafter collectively referred to as "Secured Parties," and ________________________________________________, hereinafter referred to collectively as "Debtors."

        IN CONSIDERATION of the mutual covenants and promises herein contained, the Secured Parties and Debtors agree:

        1. Security Interest. For value received, Debtors hereby grant Secured Parties a security interest in a Membership Interest in Metroplex - Lakes, LLC, a Minnesota limited liability company, consisting of Financial Rights with a Percentage Interest of _____%, and Governance Rights including a Voting Interest of _____%, (such Interests are hereinafter referred to as the "Interest" and Metroplex - Lakes, LLC is hereinafter referred to as the "Company"), together with all rights related thereto.

        2. Obligation Secured. The Interest shall secure payment of the indebtedness evidenced by that certain Note ("Note") of even date between the Debtors and the Secured Parties, which is issued pursuant to the terms of the Company's Member Control Agreement.

        3. Representations, Warranties and Agreements. Debtors represent, warrant and agree that:


               a. Debtors have delivered to Secured Parties a written assignment of the Interest, subject to release upon payment in full of the Note.

               b. Debtors are the owners of the Interest free and clear of all liens, encumbrances, security interests, restrictions on transfer and other restrictions, except this security interest and the Company's Member Control Agreement.

               c. Debtors will keep the Interest free and clear of all liens, encumbrances, security interests and restrictions, except this security interest and the Company's Member Control Agreement, will defend the Interest against all claims and demands of anyone other than Secured Parties, and will not sell or otherwise dispose of the Interest or any interest therein.

               d. Debtors will pay, when due, all taxes and other governmental charges levied or assessed upon or against any part of the Interest.

               e.      The Interest is fully paid and non-assessable.

        4. Events of Default. The occurrence of any of the following events shall constitute an Event of Default:

               a. Failure by Debtors to honor or perform any of the terms and conditions of this Agreement, the Company's Member Control Agreement, the Note or any other agreement between any of the parties hereto.

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


               b. Default by Debtors in the payment when due of the principal of the indebtedness evidenced by the Note, any installment thereto, or any interest thereon, whether at maturity, by acceleration, or otherwise.

        5. Remedies Upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, Secured Parties may give notice of Event of Default to Debtors. If said Event of Default is not cured within ten (10) days after said notice is given, the entire Debtor evidenced by the Note shall, at Secured Parties' option, become immediately due and payable without notice, presentment, demand, protest or notice of protest of any kind, all of which are expressly waived by Debtors; and Secured Parties may exercise and enforce with respect to the Interest any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Interest privately to purchasers who will agree to take the Interest for investment and not with a view to distribution.

        If notice to Debtors of any intended disposition of the Interest or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) calendar days prior to the date of intended disposition or other action. Nothing in this Agreement shall abridge Secured Parties' right to exercise or enforce any or all other rights or remedies available to Secured Parties by law or agreement against the Interest, against Debtors or against any other person or property.

        6. Waiver. Debtors waive any right that Debtors may have to require Secured Parties to proceed against any other person, to proceed against or exhaust collateral or any part thereof, or to pursue any other remedy that Secured Parties may have. Debtors consent to any and all extensions of time, renewals, waivers or modifications of any of the terms and conditions of the Note that may be granted by Secured Parties, to release the security interest granted hereunder or any part thereof with or without substitution, and to the release, substitution, or addition of any parties primarily or secondarily liable on the Indebtedness evidenced by the Note. Notice of any of the above is hereby waived by Debtors.

        7. Miscellaneous. Any disposition of the Interest in the manner provided in Paragraph 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and this security interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Parties' rights or remedies. All rights and remedies of Secured Parties shall be cumulative and may be exercised singularly or concurrently, at Secured Parties' option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

        All notices to be given to Debtors shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtors at the most recent address shown on Secured Parties' records. Secured Parties are not obligated to preserve any rights Debtors may have against prior parties, to realize on the Interest at all or in any particular manner or order, or to apply any cash proceeds of the Interest in any particular order of application. Debtors will reimburse Secured Parties for all expenses incurred in disposing of the Interest or otherwise enforcing this security interest (including reasonable attorneys' fees and legal expenses). This Agreement shall be binding upon and inure to the benefit of Debtors and Secured Parties and their respective successors and assigns.

        Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota, and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said State, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the indebtedness evidenced by the Note.

        IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement on the date first above written.


                                             ___________________________________


                                             ___________________________________


                                             ___________________________________


                                             ___________________________________



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